                                                                    EXHIBIT 10.1

                                                                     [EXECUTION]









                           LOAN AND SECURITY AGREEMENT

                                  by and among

                                OMEGA WIRE, INC.
                                 OWI CORPORATION
                              CAMDEN WIRE CO., INC.
                               IWG RESOURCES, LLC
                    INTERNATIONAL WIRE ROME OPERATIONS, INC.
                             WIRE TECHNOLOGIES, INC.
                                  as Borrowers

                                       and
                         INTERNATIONAL WIRE GROUP, INC.
                                  as Guarantor

                    CONGRESS FINANCIAL CORPORATION (CENTRAL)
                                    as Agent

                                       and

                   THE LENDERS FROM TIME TO TIME PARTY HERETO
                                   as Lenders


                             Dated: October 20, 2004

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION 1.        DEFINITIONS.....................................................................................1


SECTION 2.        CREDIT FACILITIES..............................................................................35

         2.1      Loans..........................................................................................35
         2.2      Letter of Credit Accommodations................................................................36
         2.3      Commitments....................................................................................40

SECTION 3.        INTEREST AND FEES..............................................................................40

         3.1      Interest.......................................................................................40
         3.2      Fees...........................................................................................42
         3.3      Changes in Laws and Increased Costs of Loans...................................................42

SECTION 4.        CONDITIONS PRECEDENT...........................................................................44

         4.1      Conditions Precedent to Initial Loans and Letter of Credit Accommodations......................44
         4.2      Conditions Precedent to All Loans and Letter of Credit Accommodations..........................48

SECTION 5.        GRANT AND PERFECTION OF SECURITY INTEREST......................................................48

         5.1      Grant of Security Interest.....................................................................48
         5.2      Perfection of Security Interests...............................................................50

SECTION 6.        COLLECTION AND ADMINISTRATION..................................................................54

         6.1      Borrowers' Loan Accounts.......................................................................54
         6.2      Statements.....................................................................................55
         6.3      Collection of Accounts.........................................................................55
         6.4      Payments; Mandatory Prepayments; Reductions in Maximum Credit and Commitments..................56
         6.5      Authorization to Make Loans....................................................................59
         6.6      Use of Proceeds................................................................................60
         6.7      Appointment of Administrative Borrower Representative as Agent for Requesting
                  Loans and Receipts of Loans and Statements.....................................................60
         6.8      Pro Rata Treatment.............................................................................61
         6.9      Sharing of Payments, Etc.......................................................................61
         6.10     Settlement Procedures..........................................................................62
         6.11     Taxes..........................................................................................64
         6.12     Obligations Several; Independent Nature of Lenders' Rights.....................................67

                                      (i)

SECTION 7.        COLLATERAL REPORTING AND COVENANTS.............................................................67

         7.1      Collateral Reporting...........................................................................67
         7.2      Accounts Covenants.............................................................................68
         7.3      Inventory Covenants............................................................................69
         7.4      Equipment and Real Property Covenants..........................................................70
         7.5      Power of Attorney..............................................................................71
         7.6      Right to Cure..................................................................................72
         7.7      Access to Premises.............................................................................72

SECTION 8.        REPRESENTATIONS AND WARRANTIES.................................................................73

         8.1      Corporate Existence, Power and Authority.......................................................73
         8.2      Name; State of Organization; Chief Executive Office; Collateral Locations......................73
         8.3      Financial Statements; No Material Adverse Effect...............................................74
         8.4      Priority of Liens; Title to Properties.........................................................74
         8.5      Tax Returns....................................................................................75
         8.6      Litigation.....................................................................................75
         8.7      Compliance with Other Agreements and Applicable Laws...........................................75
         8.8      Environmental Compliance.......................................................................76
         8.9      Employee Benefits..............................................................................76
         8.10     Bank Accounts..................................................................................77
         8.11     Intellectual Property..........................................................................77
         8.12     Subsidiaries; Affiliates; Capitalization; Solvency.............................................78
         8.13     Labor Disputes.................................................................................78
         8.14     Restrictions on Subsidiaries...................................................................79
         8.15     Material Contracts.............................................................................79
         8.16     Intentionally Omitted..........................................................................79
         8.17     Accuracy and Completeness of Information.......................................................79
         8.18     Term Loan Documents............................................................................79
         8.19     Survival of Warranties; Cumulative.............................................................79

SECTION 9.        AFFIRMATIVE AND NEGATIVE COVENANTS.............................................................80

         9.1      Maintenance of Existence.......................................................................80
         9.2      New Collateral Locations.......................................................................80
         9.3      Compliance with Laws, Regulations, Etc.........................................................81
         9.4      Payment of Taxes and Claims....................................................................82
         9.5      Insurance......................................................................................82
         9.6      Financial Statements and Other Information.....................................................83
         9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc........................................85
         9.8      Encumbrances...................................................................................89
         9.9      Indebtedness...................................................................................91
         9.10     Loans, Investments, Etc........................................................................94

                                      (ii)

         9.11     Dividends and Redemptions......................................................................98
         9.12     Transactions with Affiliates...................................................................99
         9.13     Compliance with ERISA..........................................................................99
         9.14     End of Fiscal Years; Fiscal Quarters..........................................................100
         9.15     Change in Business............................................................................100
         9.16     Limitation of Restrictions Affecting Subsidiaries.............................................100
         9.17     Fixed Charge Coverage Ratio...................................................................101
         9.18     Lender Meetings...............................................................................101
         9.19     License Agreements............................................................................101
         9.20     After Acquired Real Property..................................................................102
         9.21     Costs and Expenses............................................................................102
         9.22     Further Assurances............................................................................103

SECTION 10.       EVENTS OF DEFAULT AND REMEDIES................................................................103

         10.1     Events of Default.............................................................................103
         10.2     Remedies......................................................................................106

SECTION 11.       JURY TRIAL WAIVER; OTHER WAIVERS  AND CONSENTS; GOVERNING LAW.................................109

         11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.........................109
         11.2     Waiver of Notices.............................................................................111
         11.3     Amendments and Waivers........................................................................111
         11.4     Waiver of Counterclaims.......................................................................113
         11.5     Indemnification...............................................................................113

SECTION 12.       THE AGENT.....................................................................................113

         12.1     Appointment, Powers and Immunities............................................................113
         12.2     Reliance by Agent.............................................................................114
         12.3     Events of Default.............................................................................114
         12.4     Congress in its Individual Capacity...........................................................115
         12.5     Indemnification...............................................................................115
         12.6     Non-Reliance on Agent and Other Lenders.......................................................115
         12.7     Failure to Act................................................................................116
         12.8     Additional Loans..............................................................................116
         12.9     Concerning the Collateral and the Related Financing Agreements................................117
         12.10    Field Audit, Examination Reports and other Information; Disclaimer by Lenders.................117
         12.11    Collateral Matters............................................................................117
         12.12    Agency for Perfection.........................................................................119
         12.13    Successor Agent...............................................................................119

                                      (iii)

SECTION 13.       TERM OF AGREEMENT; MISCELLANEOUS..............................................................120

         13.1     Term..........................................................................................120
         13.2     Interpretative Provisions.....................................................................122
         13.3     Notices.......................................................................................124
         13.4     Partial Invalidity............................................................................124
         13.5     Confidentiality...............................................................................124
         13.6     Successors....................................................................................125
         13.7     Assignments; Participations...................................................................126
         13.8     Entire Agreement..............................................................................128
         13.9     USA Patriot Act...............................................................................128
         13.10    Counterparts, Etc.............................................................................128

                                      (iv)

                                    INDEX TO
                             EXHIBITS AND SCHEDULES


Exhibit A                    Form of Assignment and Acceptance
Exhibit B                    Information Certificate
Exhibit C                    Form of Compliance Certificate
Exhibit D                    Form of Deposit Account Control Agreement
Exhibit E                    Form of Investment Property Control Agreement
Exhibit F                    Form of Borrowing Base Certificate
Exhibit 6.11(d)              Form of Certificate of Withholding Tax Exemption
Schedule 1.38                Facilities to be Closed
Schedule 1.57                Existing Lenders
Schedule 1.58                Existing Letters of Credit
Schedule 1.79                Subsidiaries Operating Insulated Wire Division
Schedule 1.95                Mortgages and Mortgaged Real Property
Schedule 1.119               Permitted Holders
Schedule 1.131               Subsidiaries Operating Reel Sale Division
Schedule 9.17                Fixed Charge Coverage Ratio

                           LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement dated October 20, 2004 is entered into by and among OMEGA WIRE, INC., a Delaware corporation ("Omega"), CAMDEN WIRE CO., INC., a New York corporation ("Camden"), IWG RESOURCES, LLC, a Nevada limited liability company ("Resources"), INTERNATIONAL WIRE ROME OPERATIONS, INC., a Delaware corporation ("Rome"), OWI CORPORATION, a New York corporation ("OWI"), and WIRE TECHNOLOGIES, INC., an Indiana corporation ("Wire Technologies", and together with Omega, Camden, Resources, Rome and OWI, each individually a "Borrower" and collectively, "Borrowers"), INTERNATIONAL WIRE GROUP, INC., a Delaware corporation ("Parent", as hereinafter further defined, and sometimes hereinafter referred to as "Guarantor"), the parties hereto from time to time as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a "Lender" and collectively, "Lenders") and Congress Financial Corporation (Central) , an Illinois corporation, in its capacity as agent for Lenders (in such capacity, "Agent").

                              W I T N E S S E T H:

         WHEREAS, Borrowers and Parent have requested that Agent and Lenders enter into financing arrangements with Borrowers pursuant to which Lenders may make loans and provide other financial accommodations to Borrowers; and

         WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean, as to each Borrower and Guarantor, all present and future rights of such Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

         1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-thousandth (1/1000) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b)a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.3 "Administrative Borrower Representative" shall mean Parent, in its capacity as Administrative Borrower Representative on behalf of the Borrowers pursuant to Section 6.7 hereof and it successors and assigns in such capacity.

         1.4 "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person,
(b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of Voting Stock and (c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

         1.5 "Agent" shall mean Congress, in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

         1.6 "Agent Payment Account" shall mean account no. 5000000030266 of Agent at Wachovia Bank, National Association, or such other account of Agent as Agent may from time to time designate to Administrative Borrower Representative as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

         1.7 "Applicable Margin" shall mean, as to the Interest Rate for Prime Rate Loans and the Interest Rate for Eurodollar Rate Loans, for the period from the date hereof through and including the date that is six (6) months after the Closing Date, no less than, (i) in the case of Prime Rate Loans based on Current Asset Availability, .50%, (ii) in the case of Eurodollar Rate Loans based on Current Asset Availability, 2.25%, (iii) in the case of Prime Rate Loans based on Fixed Asset Availability and/or Supplemental Availability, .75%,
(iv) in the case of Eurodollar Rate Loans based on Fixed Asset Availability and/or Supplemental Availability, 2.50%; and (v) 1.75% for Letter of Credit Accommodations; provided, however, that commencing on May 1,

2005 and on the first day of each month thereafter, the Applicable Margin shall be the applicable percentage (on a per annum basis) set forth below opposite the Monthly Average Excess Availability and determined based upon whether the Monthly Average Excess Availability for the immediately preceding month is at or within the amounts indicated for such percentage, except that, the Applicable Margin for Prime Rate Loans and for Eurodollar Rate Loans based on Supplemental Availability shall be equal to the applicable percentage (on a per annum basis) set forth opposite Tier II for Loans based on Fixed Asset Availability:

                                                                             Loans based on
                                               Loans Based on                  Fixed Asset                Letter of
                                       Current Asset Availability             Availability          Credit Accommodations
--------------  ---------------------  -----------------------------   -------------------------  ------------------------
   Tier No.     When Monthly Average
                 Excess Availability      Prime         Eurodollar       Prime       Eurodollar
                        Is:             Rate Loan       Rate Loans     Rate Loan     Rate Loans
--------------  ---------------------   ------------    ------------   ----------    -----------    ----------------------
Tier I          Greater than                .25%           2.00%           .50%          2.25%              1.50%
                $25,000,000
Tier II         $12,500,000 to              .50%           2.25%           .75%          2.50%              1.75%
                $25,000,000
Tier III        Less than $12,500,000       .75%           2.50%          1.00%          2.75%              2.00%

provided, that, the Applicable Margin shall be calculated and established each month and shall remain in effect until adjusted (if at all) thereafter on the first day of a subsequent month.

         1.8 "Applicable Percentage of Pro Forma Cost Savings" means, with respect to a specified Permitted Acquisition, (a) for the calculation of projected EBITDA for the purposes of Section 9.10(n)(v) or the calculation of EBITDA for the period ended prior to the end of the first full quarter after the consummation of such Permitted Acquisition, 100% of the Pro Forma Cost Savings therefor, (b) for the calculation of EBITDA for the period ended on the end of the first full quarter after the consummation of such Permitted Acquisition, such Pro Forma Cost Savings set forth in the Cost Savings Budget for the second, third and fourth quarters after the consummation of such Permitted Acquisition,
(c) for the calculation of EBITDA for the period ended on the end of the second full quarter after the consummation of such Permitted Acquisition, such Pro Forma Cost Savings set forth in the Cost Savings Budget for the third and fourth quarters after the consummation of such Permitted Acquisition, (d) for the calculation of EBITDA for the period ended on the end of the third full quarter after consummation of the Permitted Acquisition, such Pro Forma Cost Savings set forth in the Cost Savings Budget for the fourth quarter after the consummation of such Permitted Acquisition, and (e) for the calculation of EBITDA for any period ended on or after the end of the fourth full quarter after the consummation of the Permitted Acquisition, 0% of such Pro Forma Cost Savings.

         1.9 "Asset Sale" shall mean any transaction, or series of related transactions, pursuant to which any Borrower, Guarantor or any of its Subsidiaries sells, assigns, transfers, conveys, leases or subleases, licenses or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person.

         1.10 "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 13.7 hereof.

         1.11 "Average Thirty Day Excess Availability" shall mean, as of any date of determination, the average Excess Availability for the thirty (30) day period ending on such date; provided that with respect to any Permitted Acquisition, "Average Thirty Day Excess Availability" shall be computed on a pro forma basis as if the relevant Permitted Acquisition had occurred on the first day of such thirty (30) day period and shall include the unrestricted cash and Cash Equivalents of the relevant Target.

         1.12 "Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all official rules and regulations thereunder or related thereto.

         1.13 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York.

         1.14     "Blocked Accounts" shall have the meaning set forth in Section
6.3 hereof.

         1.15     "Borrowing Base" shall mean, at any time, the amount equal to:

                  (a)      the lesser of:

                           (i)      the amount equal to:

                                    (A)      85% multiplied by the Net Amount of
Eligible Accounts of the Borrowers; plus

                                    (B)      the lesser of (1) 80% multiplied by
the Value of Eligible Inventory consisting of finished goods and consigned finished goods of the Reel Sale Division owned by Borrowers or (2) up to 85% of the Net Recovery Percentage of such category of Eligible Inventory multiplied by the Value thereof; plus

                                    (C)      the lesser of (1) 75% multiplied by
the Value of Eligible Inventory consisting of raw materials of the Reel Sale Division owned by Borrowers or (2) up to 85% of the Net Recovery Percentage of such category of Eligible Inventory multiplied by the Value thereof; plus

                                    (D)      the lesser of (1) 70% multiplied by
the Value of Eligible Inventory consisting of raw materials and finished goods Inventory of the Insulated Wire Division owned by Borrowers or (2) up to 85% of the Net Recovery Percentage of such category of Eligible Inventory multiplied by the Value thereof; plus

                                    (E)      the lesser of (1) 50% multiplied by
the Value of Eligible Inventory consisting of work-in-process Inventory of the Borrowers or (2) up to 85% of the Net Recovery Percentage of such category of Eligible Inventory multiplied by the Value thereof (the sum of (i)(A), (i)(B), (i)(C), (i)(D) above and this (i)(E) is collectively referred to as the "Current Asset Availability"); plus

                                    (F)      the Supplemental Availability (as
defined below in this definition); plus

                                    (G)      the Fixed Asset Availability (as
defined below in this definition); or

                           (ii)     the Revolving Loan Limit,

                                   minus

                  (b)      Reserves.

The amounts of Eligible Inventory of any Borrower shall, at Agent's option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of such Borrower or the perpetual inventory record maintained by such Borrower.

For the purposes of this definition, the following terms shall have the respective meanings set forth below:

         (1) "Supplemental Availability" shall mean $4,600,000 as of the date of closing, which amount will amortize in thirty-six (36) consecutive equal monthly reductions of $127,777.77 commencing on December 1, 2004 and on the first day of each of the next thirty-five (35) months thereafter and shall be - 0 - from and after September 30, 2007; provided, however, that if the Reel Sale Division is sold and transferred (subject to the terms of this Agreement), then Supplemental Availability shall also be reduced by an amount equal to the lesser of (i) the then current Supplemental Availability and (ii) the amount of Net Cash Proceeds arising from such Asset Sale and such reduction shall in no event limit or affect the scheduled monthly amortization of the Supplemental Availability otherwise provided for herein;

         (2) "Fixed Asset Availability" shall mean the sum of (x) with respect to Eligible Real Property owned by Borrowers, as of the Closing Date, $11,289,000 ("Closing Date Real Property Availability"), which Closing Date Real Property Availability will amortize on a monthly basis by an amount equal to $134,393, commencing on December 1, 2004 and on the first day of each month thereafter, (y) with respect to Eligible Equipment owned by Borrowers as of the Closing Date, $19,591,000 ("Closing Date Equipment Availability"), which Closing Date Equipment Availability will amortize on a monthly basis by an amount equal to $272,097, commencing on December 1, 2004 and on the first day of each month thereafter, and (z) with respect to Eligible Real Property acquired by Borrowers after the Closing Date ("Eligible New

Real Property") and/or Eligible Equipment acquired by Borrowers after the Closing Date ("Eligible New Equipment", and together with "Eligible New Real Property", collectively, "Eligible New Fixed Assets"), the sum of (I) 60% of the fair market value of such Eligible New Real Property, as determined by written appraisals thereof, prepared by appraisers, and in form and substance, reasonably satisfactory to Agent, and (II) the lesser of (A) 85% multiplied by the Net Liquidation Value of such Eligible New Equipment, as determined by written appraisals thereof, prepared by appraisers, and in form and substance, reasonably satisfactory to Agent, or (B) 75% multiplied by the Hard Cost (as defined below in this definition of Borrowing Base) of such Eligible New Equipment; provided, that, (a) no Eligible New Fixed Assets shall be included for purposes of calculating Fixed Asset Availability until from and after the first anniversary of this Agreement, (b) Fixed Asset Availability shall be available solely with respect to Eligible New Fixed Assets that have not previously been included in the Borrowing Base and shall in no event exceed (i) $5,500,000 as of the first anniversary of this Agreement and $5,500,000 for each twelve (12) - month period following the date of this Agreement, or (ii) $2,750,000 for any six (6) month period following the first anniversary of this Agreement, (c) without in any manner limiting the generality of the criteria for Eligible Equipment and Eligible Real Property, Agent shall have received written appraisals, in accordance with Section 7.4, with respect to any Equipment and Real Property that was not previously included in the Borrowing Base as Eligible Fixed Assets, (d) Fixed Asset Availability established by Agent with respect to Eligible New Equipment will amortize on a monthly basis, on the basis of a seventy-two (72) month amortization, commencing on the first day of the first full month following the date on which such Fixed Asset Availability is first calculated by Agent with respect to such Eligible New Equipment and continuing on the first day of each month thereafter, and Fixed Asset Availability established by Agent with respect to Eligible New Real Property will also amortize on a monthly basis, but on the basis of an eighty-four (84) month amortization, commencing on the first day of the first full month following the date on which such Fixed Asset Availability is first calculated by Agent with respect to such Eligible Real Property and continuing on the first day of each month thereafter, and (d) Fixed Asset Availability shall additionally be subject to reduction upon Agent's receipt of Net Cash Proceeds of Asset Sales to the extent such Net Cash Proceeds arise from Eligible Fixed Assets that were included within the Borrowing Base at the time of the occurrence of the Asset Sale or other event that gave rise to such Net Cash Proceeds; and

         (3) "Hard Cost" shall mean, with respect to the purchase by Borrowers of an item of Eligible Equipment, the net cash amount actually paid to acquire title to such item, net of all incentives, discounts and rebates, and exclusive of freight, delivery charges, installation costs and charges, trade-in allowances, software costs, charges and fees, warranty costs, taxes, insurance and other incidental costs or expenses and all indirect costs or expenses of any kind.

         1.16 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, the State of Illinois or the State of North Carolina, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.17 "Camden" shall mean Camden Wire Co., Inc., a New York corporation, and its successors and assigns permitted hereunder.

         1.18 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a capital lease on the balance sheet of such Person.

         1.19 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.20 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit, time deposits, eurodollar deposits or overnight deposits or bankers' acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less of an issuer (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") or at least P by Moody's Investors Service, Inc. ("Moody's"); (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $500,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

         1.21 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Parent to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 9.7 hereof;
(b) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (other than any Permitted Holder(s)), in excess of fifty (50%) percent of beneficial ownership, directly or indirectly, of the voting power of the total outstanding Voting Stock of Parent; (c) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of such Borrower or Guarantor, as the case may be, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of any Borrower or Guarantor then still in office; or (d) the failure of Parent to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any other Borrower or Guarantor, other than as permitted in this Agreement.

         1.22 "Chapter 11 Case" shall mean, collectively, the Chapter 11 Cases of the Borrowers and Guarantors, each as debtor and debtor-in-possession, under the Bankruptcy Code, referred to as In re International Wire Group, Inc., et al., Chapter 11 Case No. 04-11991 (BRL) (Jointly Administered), which are pending in the Bankruptcy Court.

         1.23 "Chapter 11 Plan" shall mean the Debtors' Second Amended and Restated Joint Plan under Chapter 11 of the Bankruptcy Code, dated June 24, 2004, as modified by that certain Modification to Debtors' Second Amended and Restated Joint Plan Under Chapter 11 of the Bankruptcy Code, dated August 13, 2004, as confirmed by order of the Bankruptcy Court dated August 25, 2004.

         1.24 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all regulations thereunder or related thereto.

         1.25 "Collateral" shall have the meaning set forth in Section 5.1 hereof.

         1.26 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to any Borrower or Guarantor, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Agent with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other person.

         1.27 "Commitment" shall mean, at any time, as to each Lender, the principal amount set forth below such Lender's signature on the signatures pages hereto designated as the Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments".

         1.28 "Congress" shall mean Congress Financial Corporation (Central), an Illinois corporation, in its individual capacity, and its successors and assigns.

         1.29 "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b)except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired by such Person or by any of its wholly-owned Subsidiaries shall be included on a pro forma basis for such period; and (c) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded.

         1.30 "Control Notice" shall mean a written notice delivered pursuant to a Deposit Account Control Agreement instructing the depository bank to comply with instructions originated by Agent with respect to the deposit account that is covered thereby without further consent of any Borrower or Guarantor.

         1.31 "Cost Savings Budget" shall have the meaning set forth in the definition of Pro Forma Cost Savings.

         1.32 "Credit Facility" shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to Sections 2.1 and 2.2 hereof.

         1.33 "Current Asset Availability" shall have the meaning set forth in the definition of Borrowing Base.

         1.34 "Debt Issuance" shall mean any issuance or sale by any Person of any debt securities or other Indebtedness of the type specified in clause (a) of the definition of such term; provided, that, in the case of a Borrower or Guarantor, Debt Issuance shall not include any Indebtedness permitted under
Section 9.9 hereof, other than Indebtedness incurred pursuant to Section 9.9(e).

         1.35 "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

         1.36     "Defaulting Lender" shall have the meaning set forth in
Section 6.10 hereof.

         1.37 "Deposit Account Control Agreement" shall mean an agreement in writing, substantially in form of Exhibit D or such other agreement in form and substance reasonably satisfactory to Agent, by and among Agent, the Borrower or Guarantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained, which provides, among other things, that such bank will comply with instructions originated by Agent after delivery of a Control Notice.

         1.38 "EBITDA" means, with respect to Parent and its Subsidiaries for any period, Consolidated Net Income of Parent and its Subsidiaries for such period plus (a) without duplication and to the extent reflected as a charge in the statement of such Consolidated Net

Income for such period, the sum of (i) total income and franchise tax expense,
(ii) interest expense (including losses with respect to interest rate Hedging Agreements), amortization or writeoff of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness, (iii) depreciation and amortization expense, (iv) amortization or impairment of intangibles (including, but not limited to, goodwill), (v) other noncash charges (including, but not limited to, currency losses), (vi) any extraordinary losses in accordance with GAAP, losses from any discontinued operations relating to the Hose Claims in aggregate amount not to exceed on a cumulative basis $1,000,000 for Parent's and its Subsidiaries' 2004 fiscal year and all subsequent fiscal years, noncash losses from discontinued operations related to the sales of assets, and unusual noncash losses (including any such losses on sales or impairment of assets other than inventory sold in the ordinary course of business), (vii) costs and charges accrued during such period related to the closing of operations at locations described on Schedule 1.38, not to exceed on a cumulative aggregate basis $4,500,000 for Parent's and its Subsidiaries' 2004 fiscal year and all subsequent fiscal years, or related to the relocation of equipment among plants, not to exceed on a cumulative aggregate basis $400,000 for Parent's and its Subsidiaries' 2004 fiscal year and all subsequent fiscal years, and (viii) any non-operational costs and charges accrued during such period related to the restructuring contemplated by the Chapter 11 Cases (such costs and charges to consist primarily of, but not be limited to, KERP payments, severance payments for Hanley Partners employees, professional fees, printing fees and financing fees) in an aggregate amount not to exceed $17,800,000 for Parent's and its Subsidiaries' 2004 fiscal year, plus
(b) the Applicable Percentage of Pro Forma Cost Savings, minus (c) without duplication, (i) any extraordinary and unusual gains (including gains on the sales of assets, other than inventory sold in the ordinary course of business),
(ii) noncash gains (including currency gains) and (iii) interest income (including gains with respect to interest rate Hedging Agreements) included in Consolidated Net Income.

         1.39 "Effective Date" shall mean the date on which (a) the Confirmation Order shall have become a Final Order and (b) all of the conditions precedent to the effectiveness of the Plan shall have been satisfied.

         1.40 "Eligible Accounts" shall mean Accounts created by a Borrower which are and continue to be acceptable to Agent based on the criteria set forth below. Accounts shall be Eligible Accounts if:

                  (a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

                  (b) such Accounts are not unpaid more than one hundred twenty (120) days after the date of the original invoice for them or more than sixty (60) days after the original due date for them;

                  (c) such Accounts comply with the terms and conditions contained in Section 7.2(b) of this Agreement;

                  (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent, other than Accounts arising from sales on consignment if Agent shall have received (i) a copy of a consignment agreement executed between Borrowers, as consignor, and the consignee of the Inventory the sale of which gave rise to such Accounts,
(ii) a Collateral Access Agreement executed by such consignee, in form and substance reasonably satisfactory to Agent and (iii) evidence reasonably satisfactory to Agent that Borrowers have filed a valid and effective UCC consignment financing statement, as secured party, against such consignee, as debtor, in form and substance reasonably satisfactory to Agent, which consignment financing statement shall have been assigned of record to Agent;

                  (e) (i) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Agent's reasonable request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may reasonably request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or (ii) the account debtor with respect to such Accounts is not located in the United States of America or Canada, but such account debtor is a wholly-owned subsidiary of a Person that is incorporated or formed pursuant to the laws of any State within the United States of America and has its chief executive office in the United States of America, or (iii) at Agent's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either:
(A) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and the issuer thereof, and such Borrower has complied with the terms of
Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, or (B) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (C) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may in good faith determine);

                  (f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

                  (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and is not owed or does not claim to be owed any amounts that may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

                  (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder, other than deductions described in Section 7.2(b);

                  (i) such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent;

                  (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower or Guarantor, except that Accounts owing by (i) Viasystems and (ii) account debtors that are Affiliates of Borrowers (as a result of the Voting Stock of such account debtors being owned by GSCP (NJ), Inc., Hicks, Muse, Tate & Furst, Tennenbaum Capital Partners, Bennett Capital Management and their respective Affiliates and other Affiliates acceptable to Agent in its sole discretion), shall not be deemed ineligible pursuant to this clause (j) so long as no more than 35% of the Voting Stock or other equity interests of such account debtor are owned, directly or indirectly, by any such Affiliates of Borrowers;

                  (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner reasonably satisfactory to Agent;

                  (l) there are no proceedings or actions which are threatened in writing or pending against the account debtors with respect to such Accounts which might result in any material adverse effect with respect to such account debtor (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

                  (m) the aggregate amount of such Accounts owing by a single account debtor (other than Viasystems, Yazaki and its Affiliates and General Cable) do not constitute more than ten (10%) percent of the aggregate amount of all otherwise Eligible Accounts and such Accounts owing by each of Viasystem, Yazaki and its Affiliates and General Cable do not, in each case, constitute more than fifteen (15%) percent of the aggregate amount of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of the foregoing applicable percentages may be deemed Eligible Accounts);

                  (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than one hundred twenty (120) days after the date of the original invoice for them or more than sixty (60) days after the original due date for them, and which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

                  (o) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

                  (p) such Accounts are owed by account debtors whose total indebtedness to such Borrower does not exceed the credit limit with respect to such account debtors as determined by such Borrower from time to time, to the extent such credit limit as to any account debtor is established consistent with the current practices of such Borrower as of the date hereof and such credit limit is reasonably acceptable to Agent (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts);

                  (q) such Accounts are owed by account debtors deemed creditworthy at all times by Agent in good faith; and

                  (r) such Accounts do not constitute Reel billings on Borrowers' books and records.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in good faith, in accordance with Agent's customary practices, based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent. Any Accounts that are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.41 "Eligible Equipment" shall mean Equipment that is and continues to be acceptable to Agent based on the criteria set forth below. Equipment shall be Eligible Equipment if:

                  (a) Borrower shall have delivered, or caused to be delivered to Agent, written appraisals as to the Equipment, in form, scope and methodology reasonably acceptable to Agent;

                  (b) the Equipment shall be described (by model, make, manufacturer, serial number and/or such other identifying information as may be appropriate, as reasonably determined by Agent) in a schedule to be submitted by Borrowers to Agent;

                  (c) Agent shall have a perfected first priority lien on and security interest in such Equipment and such Equipment shall be subject to no other lien and security interests, except as permitted pursuant to Section 9.8;

                  (d) such Equipment shall be located at a premises owned or leased by Borrowers provided, that, as to locations which are leased by Borrowers, Agent shall have received a Collateral Access Agreement from the owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator;

                  (e) such Equipment is located in the United States of America; and

                  (f) such Equipment is acceptable to Agent in good faith as Collateral.

The criteria for Eligible Equipment set forth above may only be changed and any new criteria for Eligible Equipment may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or
(ii) which adversely affects or could reasonably be expected to adversely affect the Equipment in the good faith determination of Agent. Any Equipment that is not Eligible Equipment shall nevertheless be and remain at all times part of the Collateral.

         1.42 "Eligible Inventory" shall mean, as to each Borrower, Inventory of such Borrower consisting of finished goods held for resale in the ordinary course of the business of such Borrower and raw materials for such finished goods, in each case that are acceptable to Agent based on the criteria set forth below. Eligible Inventory shall not include (a) components which are not part of finished goods; (b) spare parts for equipment; (c) packaging and shipping materials; (d) supplies used or consumed in such Borrower's business;
(e) Inventory at premises other than those owned or leased and controlled by any Borrower except if Agent shall have received a Collateral Access Agreement executed by the Person in possession of such Inventory and/or the owner or operator of such premises; (f) Inventory subject to a security interest or lien in favor of any Person other than Agent except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent; (g) bill and hold goods; (h) unserviceable, obsolete or slow moving Inventory; (i) Inventory that is not subject to the first priority, valid and perfected security interest of Agent; (j) returned, damaged and/or defective Inventory; (k) Inventory purchased or sold on consignment, other than finished goods Inventory consigned by Borrowers to third parties from whom Agent shall have received an executed Collateral Access Agreement; and (l) Inventory located outside the United States of America. The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in good faith in accordance with its customary practices based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or
(ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.43 "Eligible Real Property" shall mean all Real Property that is owned by Borrowers and that is and continues to be acceptable to Agent based on the criteria set forth below. Real Property shall be Eligible Real Property if:

                  (a) Agent shall have received updated environmental audits of such Real Property conducted by an independent environmental engineering firm reasonably acceptable to Agent, and in form, scope and methodology reasonably satisfactory to Agent, confirming (i) Borrowers are in compliance with all material applicable Environmental Laws or, to the extent that such audit reflects that Borrowers are not in full compliance therewith, Agent shall have determined in good faith that such non-compliance has not had, and cannot reasonably be expected to have, a Material Adverse Effect, and (ii) the absence of any material environmental problems (provided that, Agent confirms that it received prior to the date hereof all such environmental audits for Borrowers' Real Property owned as of the date hereof);

                  (b) Agent shall have a valid and perfected first priority Mortgage upon such Real Property, which Real Property shall only be subject to the security interests and liens permitted herein;

                  (c) Agent shall have received, in form and substance reasonably satisfactory to Agent, a valid and effective title insurance policy issued by a company and agent and in an amount reasonably acceptable to Agent
(i) insuring the priority of the Mortgage granted to Agent with respect to such Real Property, (ii) insuring against matters that would be disclosed by surveys, and (iii) containing the endorsements, assurances or affirmative coverage reasonably requested by Agent;

                  (d) Agent shall have received a written appraisal with respect to such Real Property in form and substance, and performed by independent appraisers, reasonably acceptable to Agent;

                  (e) Agent shall have received, in form and substance reasonably satisfactory to Agent, all consents, waivers, acknowledgements and agreements from other third parties which Agent may reasonably deem necessary in order to permit, protect and perfect the Mortgage and liens upon, and security interests of Agent in such Real Property and related assets subject to the Mortgage with respect thereto;

                  (f) such Real Property is located in the United States of America; and

                  (g) such Real Property is acceptable to Agent in good faith for purposes of making Loans with respect thereto under this Agreement.

The criteria for Eligible Real Property set forth above may only be changed and any new criteria for Eligible Real Property may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Real Property in the good faith determination of Agent. Any Real Property that is not Eligible Real Property shall nevertheless be and at all times remain part of the Collateral.

         1.44 "Eligible Transferee" shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is more than fifty (50%) percent owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor that is more than 50% owned, and in each case is reasonably approved by Agent and, so long as no Default or Event of Default has occurred and is continuing, Borrowers, which approval by Borrowers shall not be unreasonably withheld; and (d) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933) reasonably approved by Agent and, so long as no Default or Event of Default has occurred and is continuing, Borrowers, which approval by Borrowers shall not be unreasonably withheld, provided, that, (i) neither any Borrower nor any Guarantor or any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Transferee and (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree.

         1.45 "Environmental Laws" shall mean all applicable foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower or Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or to safety as it relates to environmental protection, (b) relating to human exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974,
(ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the contamination of the environment by or human exposure to any Hazardous Materials.

         1.46 "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required by any applicable Environmental Law in connection with any Borrower's or Guarantor's ownership, use and /or operation of the premises, including without limitation, those required for the disposal, distribution, generation, handling, manufacture, possession, processing, production, sale, storage, containment, transport, treatment, release, discharge, emission, remediation, or use of Hazardous Materials.

         1.47 "Equipment" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.48 "Equity Issuance" shall mean (a) any issuance or sale by any Person of (i) any of its Capital Stock, (ii) any warrants or options exercisable in respect of its Capital Stock (other than any warrants or options issued to directors, officers or employees of such Person pursuant to employee benefit plans established in the ordinary course of business and any Capital Stock issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing a membership or other equity interest (or the right to obtain a membership or other equity interest) in any such Person or
(b) the receipt by such Person of any capital contribution (whether or not evidenced by a membership interest or other equity security issued by such Person upon such contribution).

         1.49 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

         1.50 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.51 "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan for which the thirty (30) day notice requirement has not been waived; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by any

Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under
Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, Guarantor or any ERISA Affiliate in excess of $1,000,000 and (j) any other event or condition with respect to a Plan including any Plan maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower in excess of $1,000,000.

         1.52 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-thousandth (1/1000th) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower or Administrative Borrower Representative on behalf of such Borrower and approved by Agent) on or about 10:00 a.m. (Chicago time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to such Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by or on behalf of a Borrower.

         1.53 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.54 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.55 "Excess Availability" shall mean the amount calculated at any date, equal to: (a) the lesser of: (i) the Borrowing Base and (ii) the Maximum Credit (in each case under (i) or (ii) after giving effect to any Reserves other than any Reserves in respect of Letter of Credit Accommodations), minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose Obligations of any Borrower arising pursuant to any guarantees in favor of Agent and Lenders of the Obligations of the other Borrowers or the then outstanding aggregate principal amount of any outstanding Letter of Credit Accommodations), plus (ii) the amount of all Reserves then established in respect of Letter of Credit Accommodations, plus (iii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of such Borrower which are outstanding more than forty-five (45) days past due as of the end of the immediately preceding month or at Agent's option, as of a more recent date based on such reports as Agent may from time to time specify (other than trade payables or other obligations being contested or disputed by such Borrower in good faith), plus (iv) without duplication, the amount of checks issued by such Borrower to pay trade payables and other obligations that are outstanding (whether or not held by Borrowers), plus (c) the then existing amount of unrestricted cash and Cash Equivalents of Borrowers.

         1.56 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

         1.57 "Existing Lenders" shall mean the lenders to Borrowers listed on Schedule 1.57 hereto (and including Highbridge/Zwirm Special Opportunities Fund, L.P. in its capacity as agent acting for such lenders) and their respective predecessors, successors and assigns.

         1.58 "Existing Letters of Credit" shall mean, collectively, the letters of credit issued for the account of a Borrower or Guarantor or for which such Borrower or Guarantor is otherwise liable listed on Schedule 1.58 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.59 "Extraordinary Receipts" shall mean amounts in excess of $100,000 on an aggregate and cumulative basis that are received after the date hereof by any Borrower or Guarantor not in the ordinary course of business, including (a) pension plan reversions, (b) United States, state, local or foreign tax refunds (to the extent not automatically applied by such Borrower or Guarantor to future tax payments and except to the extent representing an overpayment of estimated taxes for the current or the immediately preceding tax year) and (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, net of compensatory damages and the costs and expenses incurred to obtain such judgments or settlements, but expressly excluding from Extraordinary Receipts (i) proceeds of an Equity Issuance, Debt Issuance or Asset Sale and (ii) insurance or condemnation proceeds.

         1.60 "Fee Letter" shall mean the fee letter, dated as of the date hereof, by and among Borrowers, Guarantors and Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.61 "Final Order" shall mean a judgment, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal which judgment, order, ruling or other decree has not been reversed, stayed, modified or amended and as to which (a) the time to appeal or petition for review, rehearing or certiorari has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or
(b) any appeal or petition for review, rehearing or certiorari has been finally decided and no further appeal or petition for review, review, rehearing or certiorari can be taken or granted; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

         1.62 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement.

         1.63 "Fixed Asset Availability" shall have the meaning set forth in the definition of Borrowing Base.

         1.64 "Fixed Charges" shall mean, as to Parent and its Subsidiaries on a consolidated basis with respect to any period, the sum of, without duplication, (a) all Interest Expense (which for purposes of this definition shall not include amortizing payments of deferred financing charges that do not constitute interest), (b) all Capital Expenditures of Parent and its Subsidiaries (other than (i) Capital Expenditures that are financed with proceeds of Indebtedness for borrowed money except for Loans, (ii) Capital Expenditures that result in an increase in the Fixed Asset Availability and
(iii) Capital Expenditures that are made using the cash proceeds of Asset Sales, Equity Issuance or Extraordinary Receipts, in each case as to Parent and its Subsidiaries for such period and to the extent not included in the calculation of EBITDA of Parent and its Subsidiaries for such period) to the extent permitted hereunder, (c) cash dividends, repurchases or redemptions paid by Parent and its Subsidiaries (to the extent permitted under this Agreement and other than to Parent or Parent's Subsidiaries) during such period in respect of Capital Stock, (d) all regularly scheduled (as determined at the beginning of the respective period) payments or prepayments of the principal amount of any Indebtedness for borrowed money (including, without limitation, the Term Loan Debt and excluding any Indebtedness arising under this Agreement) and Indebtedness with respect to Capital Leases (and without duplicating in items
(a) and (b) of this definition, the interest component with respect to Indebtedness under Capital Leases), (e) Federal, State, local and foreign income taxes paid in cash, (f) all scheduled reductions in the Fixed Asset Availability (or the components thereof), and (g) the royalty payments and management fees paid in cash (in each case as to Parent and its Subsidiaries for such period and to the extent not included in the calculation of EBITDA of Parent and its Subsidiaries for such period).

         1.65 "Fixed Charge Coverage Ratio" shall mean, as to Parent and its Subsidiaries, with respect to each trailing twelve (12) month period, the ratio of (a) the amount equal to EBITDA of Parent its Subsidiaries for such period to
(b) the Fixed Charges of Parent and its Subsidiaries for such period. For the period from October 2003 through and including August 2004, EBITDA and Fixed Charges for any given month shall be as set forth on Schedule 9.17. For the period from September 2004 through and including October 2004, EBITDA and Fixed Charges shall be calculated on a pro forma basis consistent with the methodology used in preparing Schedule 9.17. For each month thereafter, EBITDA and Fixed Charges shall be calculated based upon the financial statements requested to be delivered hereunder. In the event that, after the date hereof, Parent restates its results of operations for any month set forth on Schedule 9.17, EBITDA for such months shall be recalculated to reflect such restatement on a basis reasonably acceptable to Agent.

         1.66 "Funding Bank" shall have the meaning set forth in Section 3.3 hereof.

         1.67 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.17, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date hereof.

         1.68 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision or department thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         1.69 "Guarantors" shall mean, collectively, the Parent and any other Person that hereafter guarantees the payment and performance of the Obligations (together with their respective successors and assigns); each sometimes being referred to herein individually as a "Guarantor".

         1.70 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, bio-hazardous substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes that are classified, characterized or regulated as hazardous or toxic under Environmental Laws.

         1.71 "Hedging Agreements" shall mean an agreement between any Borrower or Guarantor and any Affiliate of Agent or any other financial institution reasonably acceptable to Agent (such acceptance not to be unreasonably withheld) that is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any of the foregoing together with all supplements thereto) for the purpose of protecting against fluctuations in or managing exposure with respect to interest or exchange rates, currency valuations or commodity prices; sometimes being collectively referred to herein as "Hedging Agreements".

         1.72 "Hedging Reserves" shall mean Reserves established by Agent from time to time with respect to Borrowers' Indebtedness arising under Hedging Agreements, as determined by Agent in good faith.

         1.73 "Hilco" shall have the meaning set forth in Section 4.1 hereof.

         1.74 "Hose Claim Litigation" means the litigation relating to certain water inlet hoses previously supplied by and through Borrowers and/or Guarantors to certain customers, as more fully set forth in Schedule 8.6 to the Information Certificate.

         1.75 "Hose Claim Litigation Proceeds" means the proceeds of any judgment, settlement or other consideration paid to any Borrower or Guarantor in connection with the Hose Claim Litigation.

         1.76 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, and without duplication, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than one hundred twenty (120) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases to the extent capitalized on the balance sheet (i.e., not including any interest expense component); (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any Indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations (other than obligations to issue common Capital Stock) with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all non-contingent reimbursement obligations and other non-contingent liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), (g) all reimbursement obligations and other liabilities of such Person with respect to letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (h) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (i) all net obligations, liabilities and indebtedness of such Person (marked to market) arising under Hedging Agreements; (j) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments; and (k) the principal portion of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

         1.77 "Indemnitee" shall have the meaning set forth in Section 11.5 hereof.

         1.78 "Information Certificate" shall mean the Information Certificate of Borrowers and Guarantors constituting Exhibit B hereto.

         1.79 "Insulated Wire Division" means the business and operations of the Borrowers and Guarantors related to the manufacture and sale of insulated wire products as conducted on the date hereof by the Subsidiaries of Parent named in Schedule 1.79 and as permitted to be conducted pursuant to the terms of
Section 9.15.

         1.80 "Intellectual Property" shall mean, as to each Borrower and Guarantor, such Borrower's and Guarantor's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Borrower's or Guarantor's use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

         1.81 "Interest Expense" shall mean, for any period, as to Parent and its Subsidiaries, as determined in accordance with GAAP, the total interest expense of Parent and its Subsidiaries, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, without limitation, discounts in connection with the sale of any Accounts permitted hereunder, bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments and payments made pursuant to Hedging Agreements covering interest rate risk, but excluding any such payment paid in property other than cash and any other interest expense not payable in cash.

         1.82 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), three (3) or six (6) months duration as any Borrower (or Administrative Borrower Representative on behalf of such Borrower) may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, such Borrower (or Administrative Borrower Representative on behalf of such Borrower) may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.83     "Interest Rate" shall mean,

                  (a)      Subject to clause (b) of this definition below:

                           (i)      as to Prime Rate Loans, a rate equal to the
Applicable Margin plus the Prime Rate; and

                           (ii)     as to Eurodollar Rate Loans, a rate equal to
the Applicable Margin plus the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower Representative on behalf of such Borrower, as in effect three (3) Business Days after the date of receipt by Agent of the request of or on behalf of such Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor).

                  (b) Notwithstanding anything to the contrary contained in clause (a) of this definition, the Interest Rate shall mean the rate of two (2%) percent per annum in excess of the sum of the Prime Rate plus the Applicable Margin as to Prime Rate Loans and the rate of two (2%) percent per annum in excess of the sum of the Adjusted Eurodollar Rate plus the Applicable Margin as to Eurodollar Rate Loans, at Agent's option, without notice, (i) either (A) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing and (ii) on the Revolving Loans at any time outstanding in excess of the Borrowing Base or the Revolving Loan Limit (whether or not such excess(es) arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default);

                  (c) Notwithstanding anything to the contrary contained in this definition of Interest Rate or otherwise in this Agreement, for purposes of determining the Interest Rate on any date of determination, (i) all outstanding Revolving Loans shall first be deemed to be Revolving Loans that were made based on Fixed Asset Availability and Supplemental Availability as of such date, to the extent of Revolving Loans in an aggregate amount that do not exceed the sum of the then existing Fixed Asset Availability and the then existing Supplemental Availability, and Revolving Loans outstanding as of such date that are in excess of the sum of the then existing Fixed Asset Availability and the then existing Supplemental Availability shall be deemed to be Revolving Loans that were made based on Current Asset Availability, and (ii) all payments at any time received by Agent with respect to outstanding Revolving Loans shall be first deemed to be applied to Revolving Loans that were made based on then existing Current Asset Availability, and any portion of such payment received by Agent that exceeds the then existing Current Asset Availability shall be next deemed to be applied to Revolving Loans that were made based on Fixed Asset Availability and Supplemental Availability.

         1.84 "Inventory" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor; (b) are held by such Borrower or Guarantor for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

         1.85 "Investment Property Control Agreement" shall mean an agreement in writing, in the form attached as Exhibit E or such other agreement in form and substance reasonably satisfactory to Agent, by and among Agent, any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Guarantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, and has such other terms and conditions as Agent may reasonably require.

         1.86 "Lender Register" shall have the meaning set forth in Section 13.7(b).

         1.87 "Lenders" shall mean the financial institutions who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a "Lender".

         1.88 "Letter of Credit Accommodations" shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Agent or any Lender, in its capacity as such, for the account of any Borrower or Obligor or (b) with respect to which Agent or Lenders, in their capacity as such, have agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower or Obligor of its obligations to such issuer; sometimes being referred to herein individually as "Letter of Credit Accommodation".

         1.89     "License Agreements" shall have the meaning set forth in
Section 8.11 hereof.

         1.90     "Loans" shall mean the Revolving Loans.

         1.91 "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, business, performance, operations or prospects of Borrowers, Guarantors and their Subsidiaries taken as a whole; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (d) the Collateral or its value; (e) the ability of any Borrower to repay the Obligations or of any Borrower to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

         1.92 "Material Contract" shall mean any contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

         1.93     "Maximum Credit" shall mean the amount of $110,000,000.

         1.94 "Monthly Average Excess Availability" shall mean, at any time, the daily average of the Excess Availability for the immediately preceding calendar month.

         1.95 "Mortgages" shall mean, individually and collectively, each of the mortgages, deeds of trust and similar instruments, each dated of event date herewith (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): granted in favor of Agent by the applicable Borrower with respect to the Real Property and related assets of such Borrower as described on Schedule 1.95.

         1.96 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower, Guarantor or any ERISA Affiliate.

         1.97 "Net Amount of Eligible Accounts" shall mean the gross amount of the Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

         1.98 "Net Cash Proceeds" means with respect to any Asset Sale (other than Asset Sales permitted by Sections 9.7(b)(i), 9.7(b)(iii) through
(b)(viii), inclusive, 9.7(b)(x) through (b)(xiii), inclusive, and 9.7(b)(xv)), Equity Issuance, Debt Issuance or Extraordinary Receipts by any Person, the cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of any Borrower or Guarantor in respect of such Asset Sale, Equity Issuance (other than Equity Issuances permitted by Sections 9.7(b)(xi) and 9.7(b)(xiii) and by Section 9.10(c)), Debt Issuance or Extraordinary Receipts, after deducting therefrom only (but in each case only to the extent any such amounts are not payable to an Affiliate of such Person (except as permitted by this Agreement) and to the extent properly attributable to such transaction or to the asset that is the subject thereof):

                  (a) in the case of any Asset Sale, (i) the reasonable expenses incurred by such Person directly related to such Asset Sale, (ii) brokerage costs, fees, or commissions incurred by such Person directly related to such Asset Sale, (iii) the amounts paid from such proceeds at the time of the sale thereof in respect of any Indebtedness (other than the Obligations) secured by any security interest or lien permitted by Section 9.8 hereof or otherwise hereunder on the asset that is the subject of such Asset Sale, (iv) transfer taxes paid or payable within twelve (12) months to any taxing authorities by such Person in connection therewith and (v) net income taxes to be paid in connection with such Asset Sale (after taking into account any tax credits or deductions and any tax sharing arrangements),

                  (b)      in the case of any Equity Issuance or Debt Issuance,
(i) reasonable expenses directly related to such Equity Issuance or Debt Issuance, (ii) reasonable underwriting or brokerage costs, fees and commissions directly related to such Equity Issuance or Debt Issuance, (iii) transfer taxes paid or payable within twelve (12) months to any taxing authorities by such Person in connection therewith and (iv) net income taxes to be paid in connection with such Equity Issuance or Debt Issuance (after taking into account any tax credits or deductions and any tax sharing arrangements), and

                  (c) in the case of any Extraordinary Receipts, (i) reasonable expenses directly related to such Extraordinary Receipts and collection or proof thereof, (ii) the amounts paid from such proceeds at the time of the receipt thereof in respect of any Indebtedness (other than the Obligations) secured by any security interest or lien permitted by Section 9.8 hereof or otherwise permitted hereunder on the asset with respect to which such Extraordinary Receipts were delivered, (iii) transfer taxes paid or payable within twelve (12) months to any taxing authorities by such Person in connection therewith and (iv) net income taxes to be paid in connection with such Extraordinary Receipts (after taking into account any tax credits or deductions and any tax sharing arrangements),

         1.99 "Net Liquidation Value" shall mean with respect to Eligible Equipment the amount equal to the amount of the recovery in respect of the Eligible Equipment at such time on a "net forced liquidation value" basis as set forth in the most recent acceptable appraisal of Equipment received by Agent in accordance with Section 7.4, net of liquidation expenses and commissions.

         1.100 "Net Recovery Percentage" shall mean the fraction, expressed as a percentage, (a)the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time on a "net orderly liquidation value" basis as set forth in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of the Inventory subject to such appraisal.

         1.101    "New Lending Office" shall have the meaning set forth in
Section 6.11(d) hereof.

         1.102 "New Notes" shall mean, collectively, the 10% Secured Senior Subordinated Notes in the original principal amount of $75,000,000, issued by Parent pursuant to the New Notes Indenture, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced (to the extent not prohibited by this Agreement and the New Notes Intercreditor Agreement).

         1.103 "New Notes Indenture" shall mean the Indenture, dated on or about the date hereof, among Parent, the New Notes Trustee and certain Subsidiaries of Parent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced (to the extent not prohibited by this Agreement and the New Notes Intercreditor agreement).

         1.104 "New Notes Intercreditor Agreement" shall mean the Intercreditor and Subordination Agreement, dated of even date herewith, executed by and among Agent, Term Loan Agent and the New Notes Trustee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.105 "New Notes Trustee" shall mean BNY Midwest Trust Company, in its capacity as trustee under the New Notes Indenture for the holders of the New Notes and any successor, replacement or additional trustee under the New Notes Indenture, and their respective successors and assigns.

         1.106    "Non-Consenting Lender" shall have the meaning set forth in
Section 11.3 hereof.

         1.107    "Non-Restricted Asset" shall have the meaning set forth in
Section 5.1 hereof.

         1.108 "Non-U.S. Lender" shall have the meaning set forth in Section 6.11(d) hereof.

         1.109 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Agent or any Lender and/or any of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

         1.110 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantors), other than Borrowers.

         1.111 "Omega" shall mean Omega Wire, Inc., a Delaware corporation, and its successors and assigns permitted hereunder.

         1.112 "Other Taxes" shall have the meaning set forth in Section 6.11(b) hereof.

         1.113 "OWI" shall mean OWI Corporation, a New York corporation, and its successors and assigns permitted hereunder.

         1.114 "Parent" shall mean International Wire Group, Inc., a Delaware corporation, and its successors and assigns permitted hereunder.

         1.115 "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit

Accommodations in conformity with the provisions of Section 13.7 of this Agreement governing participations.

         1.116 "Permits" shall have the meaning set forth in Section 8.7(b) hereof.

         1.117    "Permitted Acquisitions" shall have the meaning set forth in
Section 9.10(n).

         1.118 "Permitted Foreign Subsidiary Credit Facility" shall have the meaning set forth in Section 9.9 hereof.

         1.119    "Permitted Holders" shall mean the persons listed on Schedule
1.119 hereto and their respective successors and assigns.

         1.120 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.121 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA and as covered by Title IV of ERISA) which any Borrower or Guarantor or ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated, or has at any time within the preceding six (6) plan years been obligated, to make contributions, including Multiemployer Plans.

         1.122 "Prime Rate" shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.123 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.124 "Pro Forma Cost Savings" means, with respect to any period for which EBITDA is being calculated hereunder, the reduction in net costs and related adjustments that (a) were directly attributable to a Permitted Acquisition that occurred during such period, as calculated on a basis that is consistent with Regulation S-X of the Securities and Exchange Commission as in effect on the date hereof, or (b) were actually implemented during such period with respect to the Person or business that was the subject of a Permitted Acquisition, or are reasonably probable of being implemented within twelve months after the consummation of the Permitted Acquisition, are supportable and quantifiable based upon the underlying accounting records of such Person or business, or binding agreements or other commitments of third parties, or such other support and verification acceptable to the Agent, and relate to headcount reductions, cost reductions for material, supplies and services, or plant consolidations. The aggregate amount of the Pro Forma Cost Savings included in the calculation of EBITDA with respect to all Permitted Acquisitions after the date of this Agreement shall not exceed $5,000,000. All Pro Forma Cost Savings shall be set forth in calculations (the "Cost Savings Budget") provided in writing to the Agent prior to the consummation of the Permitted Acquisition, which describe the specific actions taken or to be taken, the net cost savings achieved or to be achieved, the time period within which such cost savings are projected to be realized, and the reasons that savings are considered to be probable.

         1.125    "Projections" shall having the meaning set forth in Section
9.6 hereof.

         1.126 "Pro Rata Share" shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of
Section 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Accommodations.

         1.127 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

         1.128 "Real Property" shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

         1.129 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower or Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or Guarantor or otherwise in favor of or delivered to any Borrower or Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or Guarantor to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower or Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary).

         1.130 "Records" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other person).

         1.131 "Reel Sale Division" means the business and operations of the Borrowers and Guarantors and their Subsidiaries related to the manufacture and sale of bare and tin-plated copper wire products as conducted on the date hereof by the Subsidiaries of Parent named in Schedule 1.131 and as permitted to be conducted pursuant to Section 9.15.

         1.132 "Reference Bank" shall mean Wachovia Bank, National Association, or such other bank as Agent may from time to time designate.

         1.133 "Register" shall have the meaning set forth in Section 13.7 hereof.

         1.134    "Renewal Date" shall have the meaning set forth in Section
13.1 hereof.

         1.135 "Report" shall have the meaning set forth in Section 12.10 hereof.

         1.136 "Required Lenders" shall mean, at any time, those Lenders whose Pro Rata Shares aggregate more than fifty percent (50%) percent of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom more than fifty percent (50%) of the then outstanding Obligations are owing; provided that the Commitments of or Obligations owing to any Defaulting Lender shall be excluded for the purposes of making a determination of Required Lenders.

         1.137    "Reserves" shall mean:

                  (a) as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith, reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to any Borrower under the lending formula(s) provided for herein (to the extent not already reflected in the Borrowing Base): (i) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (A) the Collateral or any other property which is security for the Obligations, its value or the amount that might be received by Agent from the sale or other disposition or realization upon such Collateral, or
(B) the assets, business or prospects of any Borrower or Obligor or (C) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or (ii) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (iii) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (iv) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default. Agent shall provide Borrower Representative with contemporaneous notice of any Reserves established at any time after the date hereof, provided, that, Agent's failure to provide such notice shall in no manner limit or otherwise affect the validity of any such Reserve established by Agent with respect to which Agent neglected to provide such contemporaneous notice;

                  (b) Without limiting the generality of the foregoing, Reserves may, at Agent's option, be established to reflect (to the extent not already reflected in the Borrowing Base): (i) dilution with respect to the Accounts (based on the ratio of the aggregate amount of non-cash reductions in Accounts for any period to the aggregate dollar amount of the sales of such Borrower for such period) as calculated by Agent for any period is or is reasonably anticipated to be greater than five (5%) percent; (ii) reel reserves with respect to customer deposits reflected as a liability on Borrowers' Records, adjusted from time to time to the extent Borrowers' Records reflect increases or decreases in the customer deposit liability account; (iii) to reflect that the orderly liquidation value of the Equipment or fair market value of any of the Real Property as set forth in the most recent acceptable appraisals received by Agent with respect thereto has declined so that the then Fixed Asset Availability is greater than the percentages with respect to such appraised values as Agent used in establishing the original amounts of the Fixed Asset Availability multiplied by such appraised values; (iv) returns, discounts, claims, credits and allowances of any nature that are not paid pursuant to the reduction of Accounts; or sales, excise or similar taxes included in the amount of any Accounts reported to Agent; (v) a change in the turnover, age or mix of the categories of Inventory that adversely affects the aggregate value of all Inventory; variances between Borrowers' Records for Inventory and the results of test counts or physical counts of Inventory with respect thereto and variances between Borrowers' stock ledger Inventory report and general ledger; (vi) amounts due or to become due to owners and lessors of premises where any Collateral included in the Borrowing Base is located, other than for those locations where Agent has received a Collateral Access Agreement that Agent has accepted in writing; (vii) Hedging Reserves; or (viii) any Reserves required as a result of the Term Loan Intercreditor Agreement. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith. Reserves with respect to Letter of Credit Accommodations shall be limited as set forth in Section 2.2.

         1.138 "Resources" shall mean IWG Resources, LLC, a Nevada limited liability company, and its successors and assigns permitted hereunder.

         1.139    "Restricted Asset" shall have the meaning set forth in Section
5.1 hereof.

         1.140 "Revolving Loan Limit" shall mean, at any time, the amount equal to the Maximum Credit minus the then outstanding principal amount of the Revolving Loans and Letter of Credit Accommodations.

         1.141 "Revolving Loans" shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the account of any Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.142 "Rome" shall mean International Wire Rome Operations, Inc., a Delaware corporation, and its successors and assigns permitted hereunder.

         1.143    "Settlement Period" shall have the meaning set forth in
Section 6.10 hereof.

         1.144 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

         1.145    "Special Agent Advances" shall have the meaning set forth in
Section 12.11 hereof.

         1.146 "Specified Sale" shall have the meaning set forth in that certain letter agreement re: Specified Sale executed concurrently herewith by and among Borrowers, Guarantors, Agent and Lenders.

         1.147 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

         1.148 "Supplemental Availability" shall have the meaning set forth in the definition of Borrowing Base.

         1.149 "Target" shall have the meaning set forth in Section 9.10(n) hereof.

         1.150 "Taxes" shall have the meaning set forth in Section 6.11(a) hereof.

         1.151 "Term Loan Agent" shall mean Silver Point Finance, LLC, a Delaware limited liability company, in its capacity as agent acting for and on behalf of Term Loan Lenders pursuant to the Term Loan Documents and any replacement or successor agent thereunder.

         1.152 "Term Loan Agreement" shall mean the Loan and Security Agreement, dated on or about the date hereof, by and among Term Loan Agent, Term Loan Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.153 "Term Loan Debt" shall mean all obligations, liabilities and indebtedness of every kind, nature and description now or at any time hereafter owing by Borrowers and Guarantors to Term Loan Agent and Term Loan Lenders, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under or in connection with the Term Loan Documents.

         1.154 "Term Loan Documents" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Term Loan Agreement; (b) all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements and intercreditor agreements, in each case, executed in connection with the Term Loan Agreement; and (c) all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of Term Loan Agent or Term Loan Lenders in connection therewith or related thereto; sometimes being referred to herein individually as a "Term Loan Document".

         1.155 "Term Loan Intercreditor Agreement" shall mean the Intercreditor Agreement, dated of even date herewith, executed by and between Term Loan Agent and Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.156 "Term Loan Lenders" shall mean each Person that is now or hereafter party to the Term Loan Documents as a Lender thereunder.

         1.157 "Transferee" shall have the meaning set forth in Section 6.11(a) hereof.

         1.158    "Trigger Event" shall mean, as of any date of determination,
(a) the occurrence and continuance of a Default or Event of Default and/or (b) the Average Thirty Day Excess Availability being less than $20,000,000 and/or
(c) the Excess Availability on such date being less than $20,000,000.

         1.159 "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

         1.160 "U.S. Person" shall have the meaning set forth in Section 6.11(g) hereof.

         1.161    "Value" shall mean, with respect to Inventory, the lower of
(a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof, if any, provided, however, that, Agent may, in its good faith determination, at any time prior to Agent's receipt of an updated Inventory appraisal, recompute the cost of the Inventory, as a result of material fluctuations in the cost of copper subsequent to Agent's receipt of the most recent Inventory appraisal, supported by such detail as Agent shall reasonably request in connection therewith, including, without limitation, pounds of copper in Borrowers' raw materials, work-in-process and finished goods categories and current market pricing at the Comex Division of the New York Mercantile Exchange or such other commodities exchange as shall be selected by Borrowers and approved by Agent.

         1.162 "Voting Stock" shall mean with respect to any Person, one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency.

         1.163 "wholly-owned Subsidiary" shall mean, as to any Person, any Subsidiary of which such Person owns, directly or indirectly, all of the Capital Stock of such Subsidiary other than directors' qualifying shares or any shares held by nominees to the extent required to be held under applicable law.

         1.164 "Wire Technologies" shall mean Wire Technologies, Inc., an Indiana corporation, and its successors and assigns permitted hereunder.

SECTION 2.        CREDIT FACILITIES

         2.1      Loans.

                  (a) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to make its Pro Rata Share of Revolving Loans to Borrowers from time to time in amounts requested by Borrowers (or Administrative Borrower Representative on behalf of Borrowers) up to the aggregate amount outstanding for all Lenders at any time equal to the lesser of: (i) the Borrowing Base at such time or (ii) the Revolving Loan Limit at such time.

                  (b) Except in Agent's discretion, with the consent of all Lenders, or as otherwise provided herein, (i) the aggregate principal amount of the Loans and the Letter of Credit

Accommodations outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding at any time to Borrowers shall not exceed the Borrowing Base, and (iii) no Revolving Loans or Letter of Credit Accommodations shall be made or issued at any time if, after giving effect thereto, the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations then outstanding to Borrowers shall exceed the Revolving Loan Limit.

                  (c) In the event that the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding to Borrowers exceed the Borrowing Base or the Revolving Loan Limit, or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e), or the aggregate amount of the Loans and Letter of Credit Accommodations exceed the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded.

         2.2      Letter of Credit Accommodations.

                  (a) Subject to and upon the terms and conditions contained herein, at the request of Administrative Borrower Representative on behalf of a Borrower, Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions reasonably acceptable to Agent and the issuer thereof. Any payments made by or on behalf of Agent or any Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations provided to or for the benefit of a Borrower shall constitute additional Revolving Loans to Borrowers pursuant to this Section 2 (or Special Agent Advances as the case may be).

                  (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Agent, for the benefit of Lenders, a letter of credit fee at a rate per annum equal to the Applicable Margin for Letter of Credit Accommodations, on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of Required Lenders shall, require Borrowers to pay to Agent for the benefit of Lenders such letter of credit fee, at a rate equal to the Applicable Margin for Letter of Credit Accommodations plus two (2%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination hereof until Agent and Lenders have received full and final payment or satisfaction of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined in good faith by Agent. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.

                  (c) The Administrative Borrower Representative shall give Agent two (2) Business Days' prior written notice of a Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day and in no event shall be a date less than ten (10) days prior to the end of the then current term of this Agreement) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. The Administrative Borrower Representative shall attach to such notice the proposed terms of the Letter of Credit Accommodation.

                  (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner reasonably satisfactory to Agent: (i) the Administrative Borrower Representative shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance satisfactory to such proposed issuer and reasonably satisfactory to Agent, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to such proposed issuer and reasonably satisfactory to Agent and such proposed issuer, and (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

                  (e) Except in Agent's discretion, with the consent of all Lenders, the aggregate amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith shall not at any time exceed $25,000,000.

                  (f) Borrowers and Guarantors shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. As among Borrowers, Agent, Lenders and issuers of Letter of Credit Accommodations, Borrower and Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. As among Borrowers, Guarantors, Agents, Lenders and issuers of Letter of Credit Accommodations, each Borrower and Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower and Guarantor hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, Guarantor, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.

                  (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrowers and Guarantors shall, at Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver them to Agent and/or subject to Agent's order, and if they shall come into any Borrower's or Guarantor's possession, to deliver them, upon Agent's request, to Agent in their original form. Borrowers and Guarantors shall also, at Agent's request, designate Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                  (h) Each Borrower and Guarantor hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name such Borrower or Guarantor as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant any Borrower or Guarantor any right or authority to pledge the credit of Agent or any Lender in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent or any Lender unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. As among Borrowers, Agent, Lenders and issuers of Letter of Credit Accommodations, Borrowers and Guarantors shall be bound by any reasonable interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Guarantor.

                  (i) So long as no Event of Default exists or has occurred and is continuing, a Borrowers may (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (iv) with Agent's consent, grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.

                  (j) At any time an Event of Default exists or has occurred and is continuing, Agent shall have the right and authority to, and Borrowers shall not, without the prior written consent of Agent, (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, (iv) grant any extensions of the maturity of, time of payments for, or time of presentation of, any drafts, acceptances, or documents, and (v) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent may take such actions either in its own name or in any Borrower's name.

                  (k) With respect to any Letter of Credit Accommodation, any rights, remedies, duties or obligations granted or undertaken by any Borrower or Guarantor to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower or Guarantor to Agent for the ratable benefit of Lenders. With respect to any Letter of Credit Accommodation, any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any issuer or correspondent to the extent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers and Guarantors to Agent for the ratable benefit of Lenders and to apply in all respects to Borrowers and Guarantors.

                  (l) Immediately upon the issuance or amendment of any Letter of Credit Accommodation, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).

                  (m) Each Borrower is irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Agent any amounts paid by Agent to an issuer of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through the borrowing of Loans in accordance with Section 2.2(a) or otherwise). In the event that any Borrower fails to pay Agent on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment, Agent (to the extent it has actual notice thereof) shall promptly notify each Lender of the unreimbursed amount of such payment and each Lender agrees, upon one (1) Business Day's notice, to fund to Agent the purchase of its participation in such Letter of Credit Accommodation in an amount equal to its Pro Rata Share of the unpaid amount. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Lender when due, Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by any Borrower in respect of Loans that are Prime Rate Loans as set forth in Section 3.1(a) hereof.

         2.3 Commitments. The aggregate amount of each Lender's Pro Rata Share of the Loans and Letter of Credit Accommodations shall not exceed the amount of such Lender's Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

SECTION 3.  INTEREST AND FEES

         3.1      Interest.

                  (a) Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

                  (b) Administrative Borrower Representative, on behalf of Borrowers, may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Administrative Borrower Representative shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to

Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from Administrative Borrower Representative, such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, Administrative Borrower Representative shall have complied with such customary procedures as are established by Agent and specified by Agent to Administrative Borrower Representative from time to time for requests by Borrowers for Eurodollar Rate Loans, (iii) no more than six (6) Interest Periods may be in effect at any one time, (iv) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $3,000,000 or an integral multiple of $100,000 in excess thereof, and (v) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower. Any request by Administrative Borrower Representative for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

                  (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Administrative Borrower Representative, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrowers shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense (other than any loss, cost or expense in respect of Taxes, the indemnification for which shall be governed by Sections 6.4(b) and 6.11 hereof) incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

                  (d) Interest shall be payable by Borrowers to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty
(360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this

Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2      Fees.

                  (a) Borrowers shall pay to Agent, for the account of Lenders, monthly an unused line fee at a rate equal to one quarter of one percent (0.25%) percent per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

                  (b) Borrowers agree to pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

         3.3      Changes in Laws and Increased Costs of Loans.

                  (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender determines in good faith that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed in good faith by such Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loans, the Letter of Credit Accommodations or its Commitment, then Borrowers and Guarantors shall from time to time upon demand by Agent (accompanied by a certificate of such Lender as to the amount of such increased costs) pay to Agent additional amounts sufficient to indemnify Lenders against such increased cost (other than with respect to any such increased costs relating to Taxes, the indemnification for which shall be governed by Sections 6.4(b) and 6.11 hereof). A certificate as to the amount of such increased cost shall be submitted to Administrative Borrower Representative by Agent and shall be conclusive, absent manifest error.

                  (b) If prior to the first day of any Interest Period, (i) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers and Guarantors absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Administrative Borrower Representative as soon as practicable thereafter, and will also give prompt written notice to Administrative Borrower Representative when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower (or Administrative Borrower Representative on behalf of any Borrower) have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

                  (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Administrative Borrower Representative (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers and Guarantors shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

                  (d) Borrowers and Guarantors shall indemnify Agent and each Lender and hold Agent and each Lender harmless from any loss or expense (other than with respect to Taxes, the indemnification for which shall be governed by Sections 6.4(b) and 6.11 hereof which Agent or such Lender may sustain or incur as a consequence of (i) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower (or

Administrative Borrower Representative on behalf of such Borrower) has given a notice requesting the same in accordance with the provisions of this Loan Agreement, (ii) default by any Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Loan Agreement and the payment of the Obligations.

SECTION 4. CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Agent and Lenders making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

                  (a) Agent shall have received a copy of the Confirmation Order as duly entered by the Bankruptcy Court and entered on the docket of the Clerk of the Bankruptcy Court in the Chapter 11 Case certified by the Clerk of the Bankruptcy Court, following due notice to such creditors and other parties-in-interest as required by the Bankruptcy Court, which order shall include such provisions with respect to the Credit Facility as are reasonably satisfactory to Agent and, providing, among other things, that Borrowers shall be authorized to (i) enter into this Agreement, the other Financing Agreements and the Term Loan Documents, (ii) grant the liens and security interests and incur or guaranty the Indebtedness under this Agreement, the other Financing Agreements and the Term Loan Documents, and (iii) issue, execute and deliver all documents, agreements and instruments necessary or appropriate to implement and effectuate all obligations under this Agreement, the other Financing Agreements and the Term Loan Documents and to take all other actions necessary to implement and effectuate borrowings under this Agreement, the other Financing Agreements and the Term Loan Documents. Without limiting the generality of the foregoing, Agents shall be satisfied (i) with the terms and conditions (including, without limitation, lien and debt subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) of the New Notes to be issued by Parent; provided, that the New Notes shall (A) have a maturity date not earlier than 7 years following the effective date of the Chapter 11 Plan, (B) bear non-default interest at a cash-pay rate of interest of not exceeding 10% per annum, (C) have no amortization due thereunder until the maturity date thereof, and (D) be secured by third priority liens on substantially all of the assets of the Borrowers, which liens securing the New Notes, and the Indebtedness thereunder, shall be subordinated to the Obligations and the Term Loan Debt pursuant to the

New Note Intercreditor Agreement, which shall be in form and substance satisfactory to Agent and Term Loan Agent in Agent's and Term Loan Agent's sole but reasonable discretion, and (ii) that the issuance to the holders of the New Notes of equity interests in the reorganized Borrowers is limited to common stock, but shall consist of substantially all of such common stock, subject to stock options with respect to such common stock to be issued to Borrowers' management pursuant to Borrowers' 2004 Stock Option Plan;

                  (b) Agent shall have received evidence, satisfactory to Agent, that prior to the date hereof or concurrently herewith, (i) the Effective Date shall have occurred, the Confirmation Order shall be valid, subsisting and continuing as a Final Order and all conditions precedent to the effectiveness of the Chapter 11 Plan shall have been fulfilled, or validly waived, including, without limitation, the execution, delivery and performance of all of the conditions thereof other than conditions that have been validly waived (but not including conditions consisting of the effectiveness of this Agreement), and
(ii) no motion, action or proceeding shall be pending or filed by any creditor or other party-in-interest to the Chapter 11 Case which could adversely affect the Chapter 11 Plan, the consummation of the Chapter 11 Plan, the business or operations of Borrowers or the transactions contemplated by the Financing Agreements and the Term Loan Documents, as determined by Agent in good faith;

                  (c) Agent and Term Loan Agent shall each be reasonably satisfied with the application of "fresh start" accounting rules to Borrowers after the Effective Date of the Chapter 11 Plan.

                  (d) Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by the Existing Lenders of their respective financing arrangements with Borrowers and Guarantors and the termination and release by Existing Lenders, and by any other Person holding a security interest or lien that is not permitted by Section 9.8, of any interest in and to any assets and properties of each Borrower and Guarantor, duly authorized, executed and delivered by each of them (or by their agent), including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or Guarantor, as debtor; and
(ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or Guarantor in favor of it or any of them, in form acceptable for recording with the appropriate Governmental Authority;

                  (e) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including certificates of incorporation or formation, by-laws, operating agreement or other applicable governing documents and records of requisite corporate action and proceedings which Agent may have reasonably requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of each Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of such Borrower or Guarantor as is set forth herein and such document as shall set forth the organizational identification number of each Borrower or Guarantor, if one is issued in its jurisdiction of incorporation);

                  (f) no Material Adverse Effect shall have occurred since August 25, 2004;

                  (g) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), the results of which, in each case, (i) shall have been obtained not more than seven (7) days prior to the date hereof or within such other longer time period as Agent shall elect in good faith, and (ii) shall not reflect any material adverse changes from the results of Agent's latest field examinations;

                  (h) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary in order to permit, protect and perfect its security interests in and liens upon the Collateral and to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements executed by owners and lessors of leased premises of Borrowers and by processors, warehouse owners and other bailees at which any Collateral is located;

                  (i) the Excess Availability as determined by Agent, as of the date hereof, shall be not less than $20,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued, and all fees and expenses to be paid in connection with the consummation of the Chapter 11 Plan and the initial transactions hereunder;

                  (j) Agent shall have received, in form and substance reasonably satisfactory to Agent, Deposit Account Control Agreements by and among Agent, each Borrower and Guarantor, as the case may be and each bank where such Borrower (or Guarantor) has a deposit account (other than as provided in Section 5.2(d) hereof), in each case, duly authorized, executed and delivered by such bank and Borrower or Guarantor, as the case may be (or Agent shall be the bank's customer with respect to such deposit account as Agent may specify);

                  (k) Agent shall have received evidence, in form and substance reasonably satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the Collateral (excluding motor vehicles currently owned by Borrowers);

                  (l) Agent shall have received and reviewed lien and judgment search results for the jurisdiction of organization of each Borrower and Guarantor, the jurisdiction of the chief executive office of each Borrower and Guarantor and all jurisdictions in which assets of Borrowers and Guarantors are located, which search results shall be in form and substance satisfactory to Agent;

                  (m) Agent shall have received, in form and substance satisfactory to Agent, a valid and effective title insurance policy issued by a company and agent acceptable to Agent: (i) insuring the priority and amount of the Mortgages, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmative coverage reasonably requested by Agent in accordance with its customary practices for protection of its interests;

                  (n) Agent shall have received originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of each Borrower and Guarantor (other than Parent) and owned by any Borrower or Guarantor (limited, however, to 65% of issued and outstanding shares of the Capital Stock of each first-tier subsidiary of Borrowers and Guarantors that is incorporated outside of the United States of America), in each case together with stock powers duly executed in blank with respect thereto;

                  (o) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee;

                  (p) Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Agent may reasonably request;

                  (q) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance reasonably satisfactory to Agent;

                  (r) Agent and Term Loan Agent shall have entered into and executed the Term Loan Intercreditor Agreement, in form and substance satisfactory to Agent;

                  (s) Agent, Term Loan Agent and the New Notes Trustee shall have entered into and executed the New Notes Intercreditor Agreement, in form and substance satisfactory to Agent;

                  (t) Agent shall have received evidence that Borrowers, Guarantors, Term Loan Agent and Term Loan Lenders have entered into and executed the Term Loan Documents, which shall be in form and substance satisfactory to Agent, all conditions precedent to the effectiveness of the Term Loan Documents and Term Loan Lenders' obligation to make the Term Loan shall have been satisfied in full (as determined by Term Loan Agent) or waived, as applicable, and Term Loan Agent and Term Loan Lenders shall have funded the entire amount of the Term Loan to Borrowers;

                  (u) Except as consented to by Agent, the Bankruptcy Court's retention of jurisdiction under the Confirmation Order shall not govern the enforcement of the Financing Agreements or the Term Loan Documents or any rights or remedies related thereto;

                  (v) Agent shall have received a reliance letter from ENSR International, for the benefit of itself and Lenders, in form and substance reasonably satisfactory to Agent, with respect to the environmental reports prepared by ENSR International; and

                  (w) Agent shall have received a reliance letter from each of Hilco Appraisal Services, LLC and Hilco Real Estate, LLC (collectively, "Hilco"), for the benefit of itself and Lenders, in form and substance reasonably satisfactory to Agent, with respect to the Inventory and Real Property appraisals prepared by Hilco.

        4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to the Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

                  (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects accurate on and as of such earlier date);

                  (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or
(ii) could reasonably be expected to have or has a reasonable likelihood of having a Material Adverse Effect; and

                  (c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

        5.1 Grant of Security Interest. To secure payment and performance of all Obligations, each Borrower and Guarantor hereby grants to Agent, for itself and the benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the benefit of Lenders, as security, all (except as otherwise provided below) personal and real property and fixtures, and interests in property and fixtures, of each Borrower and Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the "Collateral"), including:

                  (a)      all Accounts;

                  (b) all general intangibles, including, without limitation, all Intellectual Property and all intercompany loans and Receivables owing by any of Borrowers' foreign subsidiaries to any Borrower;

                  (c) all goods, including, without limitation, Inventory and Equipment;

                  (d)      all Real Property and fixtures;

                  (e) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

                  (f) all instruments, including, without limitation, all promissory notes (including, without limitations, any notes evidencing intercompany loans and Receivables owing by any of Borrowers' foreign Subsidiaries to Borrowers);

                  (g)      all documents;

                  (h)      all deposit accounts;

                  (i) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

                  (j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                  (k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts; limited, however, to
(A) all non-voting, and only 65% of the voting, issued and outstanding shares of the Capital Stock of each first-tier Subsidiary of Borrowers and Guarantors that is incorporated or formed outside of the United States of America and (B) 65% of the issued and outstanding interests in each first tier Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes that owns directly or indirectly any Capital Stock of a "controlled foreign corporation" (as described in Section 957 of the Code)), and (ii) monies, credit balances, deposits and other property of any Borrower or Guarantor now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

                  (l) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

                  (m) to the extent not otherwise described above, all Receivables;

                  (n)      all Records; and

                  (o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

Notwithstanding anything to the contrary contained in this Section 5.1, the foregoing grant of security interest shall not attach to or encompass, and the Collateral shall not include, any lease, license, contract, property rights, Intellectual Property or agreement to which any Borrower or Guarantor is a party or any of its rights or interest thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Borrower or Guarantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights, or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that such security interest shall attached immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights, intellectual property or agreement that does not result in any of the consequences specified in (i) or
(ii) above (such assets and properties being collectively referred to herein as "Restricted Assets"); provided, that, (a) Agent, for the benefit of itself and Lenders, shall have a security interest in all proceeds at any time arising from Restricted Assets and (b) at such time as any Restricted Asset is no long subject to the contractual or other legal impediment to Borrowers' or Guarantors' grant of a security interest therein to Agent (a "Non-Restricted Asset"), then the applicable Borrowers or Guarantors shall be deemed to have thereupon, without further act by Borrowers, Guarantors, Agent or Lenders, automatically granted a security interest to Agent in such Non-Restricted Asset and such Non-Restricted Asset shall thereupon constitute Collateral.

         5.2      Perfection of Security Interests.

                  (a) Each Borrower and Guarantor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Borrower or Guarantor as debtor, as Agent may require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may reasonably determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower and Guarantor hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such

Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each Borrower and Guarantor hereby authorizes Agent to adopt on behalf of such Borrower and Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Borrower or Guarantor as debtor without Agent's written consent or authorization.

                  (b) No Borrower and Guarantor has any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrowers and Guarantors shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Borrower or Guarantor has or may at any time acquire with a value in excess of $500,000, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent's option, each Borrower and Guarantor shall, or Agent may at any time on behalf of any Borrower or Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable:
"This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation (Central), as Agent, and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

                  (c) In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower or Guarantor shall promptly notify Agent thereof in writing. Promptly upon Agent's request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

                  (d) No Borrower and Guarantor has any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) the bank where such account is opened or maintained shall be reasonably acceptable to Agent, (ii) on or before the opening of such deposit account, such Borrower or Guarantor shall as Agent may specify deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such deposit account is opened and maintained and (iii) after the occurrence of an Event of Default that is continuing, upon Agent's request, arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts or funds specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower's or Guarantor's salaried employees.

                  (e) No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

                           (i)      In the event that any Borrower or Guarantor
shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities (other than as set forth in Section 5.1), such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify; provided that in no event shall any Borrower be required to deliver certificates presenting more than 65% of the issued and outstanding shares of the Capital Stock of any first-tier Subsidiary that is incorporated or formed outside the United States of America. If any securities, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, such Borrower or Guarantor shall immediately notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with reasonable instructions from Agent as to such securities, without further consent of any Borrower or Guarantor or such nominee, or (B) after the occurrence of an Event of Default that is continuing, upon Agent's request, arrange for Agent to become the registered owner of the securities.

                           (ii)     Borrowers and Guarantors shall not, directly
or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity reasonably acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be reasonably acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or Guarantor shall as Agent may specify either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions reasonably acceptable to Agent.

                  (f) Borrowers and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument with a face amount in excess of $500,000, whether as beneficiary thereof or otherwise after the date hereof, such Borrower or Guarantor shall promptly notify Agent thereof in writing. Such Borrower or Guarantor shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance reasonably satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Borrower or Guarantor and agreeing to make all payments thereon directly to Agent or as Agent may otherwise reasonably direct or (ii) cause Agent to become, at Borrowers' expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

                  (g) Borrowers and Guarantors do not have any commercial tort claims with a claim amount in excess of $500,000 as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall at any time after the date hereof have any commercial tort claims with a claim amount in excess of $500,000, such Borrower or Guarantor shall promptly notify Agent thereof in writing, which notice shall
(i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or Guarantor to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and Guarantor shall promptly upon Agent's reasonable request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may reasonably require in connection with such commercial tort claim.

                  (h) Borrowers and Guarantors do not have any goods, documents of title or other Collateral with a value in excess of $500,000, individually for any such item of Collateral, or $1,000,000 in the aggregate for all such items of Collateral, collectively, in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of the carrier transporting such goods or equipment out for repair. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrowers and Guarantors shall promptly notify Agent thereof in writing. Promptly upon Agent's reasonable request, Borrowers and Guarantors shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and the Borrower or Guarantor that is the owner of such Collateral.

                  (i) Borrowers and Guarantors shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Borrower's or Guarantor's signature thereon is required therefor, (ii) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any material Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all reasonable actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction; provided, however, that Agent shall not require Borrowers and Guarantors to comply with this Section 5.2(i) with respect to any Collateral if the cost associated with either obtaining a security interest therein or Agent's perfection thereof is excessive in relation to the value of such Collateral, as determined by Agent in good faith.

SECTION 6.  COLLECTION AND ADMINISTRATION

         6.1 Borrowers' Loan Accounts. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

         6.2 Statements. Agent shall render to Administrative Borrower Representative each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Agent receives a written notice from Administrative Borrower Representative of any specific exceptions of Administrative Borrower Representative thereto within thirty (30) days after the date such statement has been received by Administrative Borrower Representative. Until such time as Agent shall have rendered to Administrative Borrower Representative a written statement as provided above, the balance in any Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers and Guarantors.

         6.3    Collection of Accounts.

                (a) Borrowers and Guarantors will promptly deposit and shall direct their respective account debtors to directly remit all payments of Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made into lockboxes and related accounts or other accounts in which Agent has a perfected security interest and that are subject to a duly executed and delivered Deposit Account Control Agreement (each a "Blocked Account"). Upon the occurrence and during the continuance of a Trigger Event, Agent may deliver a Control Notice to the depository bank at which the Blocked Account is maintained and Agent shall, at the request of Administrative Borrower Representative, rescind such Control Notice at such time that a Trigger Event does not exist for a period of not less than sixty (60) consecutive days. Each Borrower and Guarantor agrees that, from and after the date on which Agent shall have delivered a Control Notice to the depository bank(s) at which the Blocked Accounts are located and, until such time, if any, as such Control Notice is rescinded by Agent in accordance with the immediately preceding sentence, all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations. Notwithstanding anything to the contrary contained herein, Agent agrees not to deliver a Control Notice with respect to any Controlled Disbursement Account designated on Schedule 8.10 of the Information Certificate or with respect to any other account which has been established by Borrowers solely to pay, or specifically designated to exclusively receive, any Trust Funds (as defined below). As between Agent and Borrowers, on a monthly basis prior to a Trigger Event and on a weekly basis after and during the continuance of a Trigger Event, Borrowers shall send written notice to Agent of the type and amount of any Trust Funds contained or held in the Blocked Accounts which have been remitted to Agent (the "Designated Funds"), together with evidence reasonably satisfactory to Agent (i) that Trust Funds have been deposited into the Blocked Accounts and have actually been received by Agent (the "Designated Funds"), and (ii) as to the type and amount of such Trust Funds. Upon receipt of such notice, Agent agrees, upon the written request of Borrowers, to make an advance to Borrowers under

Section 2.1 hereof in an amount equal to the Designated Funds for payment by Borrowers to the appropriate Person(s). For the purposes of this paragraph, "Trust Funds" means all funds held by Borrowers, as a fiduciary, all taxes required to be collected or withheld (including, without limitation, federal and state withholding taxes (including the employer's share thereof), taxes owing to any Governmental Authority, sales, use and excise taxes, customs duties and import duties).

                  (b) For purposes of calculating the amount of the Loans available to each Borrower, payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Agent Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day. The economic benefit of the timing in the application of payments shall be for the sole benefit of Agent.

                  (c) Except as otherwise permitted hereunder, each Borrower and Guarantor and their respective employees, agents and Subsidiaries or other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with any Borrower's or Guarantor's own funds unless deposited in a Blocked Account. Borrowers agree to reimburse Agent on demand for any amounts owed or paid to any bank or other financial institution at which a Blocked Account or any other deposit account or investment account is established or any other bank, financial institution or other person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank, financial institution or other person. The obligations of Borrowers to reimburse Agent for such amounts pursuant to this
Section 6.3 shall survive the termination of this Agreement.

         6.4 Payments; Mandatory Prepayments; Reductions in Maximum Credit and Commitments.

                (a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate in writing to Administrative Borrower Representative from time to time. Subject to the other terms and conditions contained herein and except as may otherwise be provided for in the Term Loan Intercreditor Agreement, Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders from any Borrower or Guarantor; second, to pay interest due in respect of any Loans (and including any Special Agent Advances); third, to pay or prepay principal in respect of Special Agent Advances; fourth, to pay or prepay principal in respect of the Revolving Loans and to pay other Obligations then due arising under or pursuant to any Hedge Agreements of a Borrower or Guarantor with an Affiliate of Agent or other financial institution acceptable to Agent (which approval may be withheld in the determination of Agent) up to the amount of any then effective Hedging Reserve established in respect of such Obligations, on a pro rata basis; and fifth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines or to be held as cash collateral in connection with any Letter of Credit Accommodations or other contingent Obligations (but not including for this purpose any Obligations arising under or pursuant to any Hedge Agreements). Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Administrative Borrower Representative, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans and (ii) to the extent any Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

                  (b) At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower maintained by Agent, except as provided in Section 6.11 hereof. Borrowers and Guarantors shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Except as provided in Section 6.11 hereof, Borrowers and Guarantors shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.


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

                  (c)      (i) With respect to the Net Cash Proceeds of Asset
Sales:

                                    (A)      The Net Cash Proceeds of any Asset
Sale permitted hereunder shall be remitted to Agent for application to the Obligations in accordance with Section 6.4(a) in an amount equal to the amount that will result in both the Average Thirty Day Excess Availability and the Excess Availability exceeding $20,000,000 immediately after giving effect to the consummation of such Asset Sale. To the extent such Net Cash Proceeds of an Asset Sale are not required to be used in accordance with the immediately preceding sentence, then such Net Cash Proceeds may, at Administrative Borrower Representative's option, be used to (1) provided no Event of Default has occurred and is continuing, pay the Term Loan, or (2) provided no Event of Default has occurred and is continuing, redeem, retire, defease, purchase, discharge or otherwise reduce Indebtedness outstanding under the New Notes, or
(3) provided no Event of Default has occurred and is continuing, acquire assets used or useful to the business of the Borrowers and their Subsidiaries or enter into a binding commitment to do so within one year of receipt of such Net Cash Proceeds in an aggregate amount not to exceed $2,500,000 for all such asset acquisitions in any twelve (12) month period following the date of this Agreement.

                                    (B)      To the extent such Net Cash
Proceeds of any Asset Sale are not used in accordance with subsection (c)(i)(A), such Net Cash Proceeds shall be paid to Agent for application to the Obligations without reduction of the Maximum Credit or the aggregate amount of Commitments.

                                    (C)      Notwithstanding anything to the
contrary contained in this subsection (c)(i), Net Cash Proceeds from the sale of the Reel Sale Division shall be applied first to reduce the outstanding Supplemental Availability and thereafter, provided no Trigger Event is continuing, any remaining proceeds shall in all events be applied (subject to subsections (c)(i)(A) and (c)(i)(B) immediately above) to payment of the Term Loan or the New Notes or, if required by subsection (c)(i)(A) or (c)(i)(B), shall be remitted to Agent for application to the Obligations in accordance with the terms hereof; and

                                    (D)      provided no Trigger Event is
continuing, Net Cash Proceeds from the Specified Sale, at Administrative Borrower Representative's option, may be applied (subject to subsections
(c)(i)(A) and (c)(i)(B) immediately above) to payment of the Term Loan or the New Notes or, if required by subsection (c)(i)(A) and (c)(i)(B), shall be remitted to Agent for application to the Obligations in accordance with the terms hereof. Nothing contained in this subsection (c)(i) shall permit or be deemed to constitute the consent of Agent or any Lender to any Asset Sale otherwise prohibited by the terms and conditions of this Agreement.

                           (ii)     The Net Cash Proceeds of any Extraordinary
Receipts may, at Administrative Borrower Representative's option, be used to (A) provided no Event of Default has occurred and is continuing, pay the Term Loan or (B) provided a Trigger Event is not continuing, redeem, retire, defease, purchase, discharge or otherwise reduce Indebtedness outstanding under the New Notes or (C) provided no Event of Default has occurred and is continuing, acquire assets used or useful to the business of the Borrowers and their Subsidiaries or enter into a binding commitment to do so within one year of receipt of such Net Cash

Proceeds in an aggregate amount not to exceed $2,500,000 for all such asset acquisitions in any twelve (12) month period following the date of this Agreement. To the extent such Net Cash Proceeds are not used in accordance with the immediately preceding sentence, such Net Cash Proceeds shall be paid to Agent for application to the Obligations without reduction of the Maximum Credit or the aggregate amount of Commitments. Nothing contained in this subsection
(c)(ii) shall permit or be deemed to constitute the consent of Agent or any Lender to any Asset Sale otherwise prohibited by the terms and conditions of this Agreement.


                  (d) The Net Cash Proceeds of any Debt Issuance permitted hereunder (i) may, at Administrative Borrower Representative's option, be used to (A) so long as no Event of Default exists and is continuing, repay the Term Loan, (B) so long as no Event of Default exists and is continuing, repay redeem, retire, defease, purchase, defease, discharge or otherwise reduce Indebtedness outstanding under the New Notes or (C) fund Permitted Acquisitions and investments permitted under and in accordance with Section 9.10(n) and (ii) to the extent not so used, shall be paid to Agent for application to the Obligations without reduction of the Maximum Amount or the aggregate amount of Commitments.

                  (e) The Net Cash Proceeds of any Equity Issuance permitted hereunder may, at Administrative Borrower Representative's option, be used (i) so long as no Event of Default exists and is continuing, to repay or otherwise reduce Indebtedness outstanding under the Term Loans, (ii) so long as no Event of Default exists and is continuing, to repay redeem, retire, defease, purchase, defease, discharge or otherwise reduce Indebtedness outstanding under the New Notes, and (iii) for any other general corporate purpose not prohibited by this Agreement and, in the case of this subsection (e)(iii), such Net Cash Proceeds shall not be required to be paid to Agent for application to the Obligations.

                  (f) Borrowers may at any time, on at least 5 days' prior written notice from Borrower Representative to Agent, permanently reduce the Commitments and the Maximum Credit; provided that (i) any such reductions shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of such amount, (ii) the Commitments and Maximum Credit shall not be reduced by more than $10,000,000 in any twelve (12) - month period following the date of this Agreement, (iii) after giving effect to each such reduction, Borrowers shall comply with Section 2.1(c) and (iv) any termination of the Commitments in full shall be subject to Section 13.1. Any voluntary reduction of the Commitments and Maximum Credit must be accompanied by payment of the fee required by Section 13.1 (if any), plus the payment of any Eurodollar Rate Loan funding breakage costs. Upon any such reduction of the Commitments and Maximum Credit, Borrowers' right to request Revolving Loans, or request that Letter of Credit Accommodations be incurred on its behalf, shall simultaneously be permanently reduced; provided that a permanent reduction of the Commitments and Maximum Credit shall not require a corresponding pro rata reduction in the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e).

         6.5 Authorization to Make Loans. Agent and Lenders are authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other written instructions received from anyone purporting to be an officer of Administrative Borrower

Representative or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 12:00 p.m. Chicago time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the instructions of any Borrower or Guarantor or in accordance with the terms and conditions of this Agreement.

         6.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided on or about the date hereof by Agent to Borrowers hereunder only as follows: (a) to fund payments required in order to substantially consummate the Chapter 11 Plan, (b) pay fees and expenses associated with the Chapter 11 Plan, (c) for payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Agent on or about the date hereof and (d) for costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to the provisions hereof shall be used by such Borrower only for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which would cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         6.7 Appointment of Administrative Borrower Representative as Agent for Requesting Loans and Receipts of Loans and Statements.

                  (a) Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower Representative as its agent to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower Representative or a Borrower or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Administrative Borrower Representative may designate or direct, without notice to any other Borrower or Obligor. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

                  (b) Administrative Borrower Representative hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this
Section 6.7. Administrative Borrower Representative shall ensure that the disbursement of any Loans to each Borrower, or the issuance


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
of any Letter of Credit Accommodations for a Borrower hereunder, shall be paid or issued to or for the account of such Borrower.

                  (c) Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Administrative Borrower Representative as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

                  (d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower Representative shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower of Guarantor.

                  (e) No purported termination of the appointment of Administrative Borrower Representative as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Agent.

         6.8 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

         6.9      Sharing of Payments, Etc.

                  (a) Each Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, upon the occurrence and during the continuance of an Event of Default, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower or Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower or Guarantor), in which case it shall promptly notify Administrative Borrower Representative and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender (including Agent) shall obtain from any Borrower or Guarantor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by any Borrower or Guarantor to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any reasonable expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) Each Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                  (d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker's lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower or Guarantor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         6.10     Settlement Procedures.

                  (a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to any Borrower's loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

                  (b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. Chicago time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m. Chicago time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. Chicago time on the same Business Day and if received by a Lender after 12:00 p.m. Chicago time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. Chicago time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such Lender's Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

                  (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent's disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan hereunder.

                  (d) If Agent is not funding a particular Loan to a Borrower (or Administrative Borrower Representative for the benefit of such Borrower) pursuant to Sections 6.10(a) and 6.10(b) above on any day, but is requiring each Lender to provide Agent with immediately available funds on the date of such Loan as provided in Section 6.10(c) above, Agent may assume that each Lender will make available to Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such

Borrower on such day. If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent within three (3) days of Agent's demand, Agent shall promptly thereafter notify Administrative Borrower Representative of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Administrative Borrower Representative's receipt of such notice. A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by the Agent on such Lender's behalf, or any Lender who fails to pay any other amount owing by it to Agent, is a "Defaulting Lender". Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of a determination of Required Lenders, voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment and Obligations owing to such Defaulting Lender shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or Obligor of their duties and obligations hereunder.

                  (e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

         6.11     Taxes.

                  (a) Except as provided in Section 6.11(e), any and all payments by or on behalf of a Borrower hereunder or under any other Financing Agreement shall be made, in accordance with Section 6.4, free and clear of and without deduction or withholding for any and all present or


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future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes (including branch profits taxes) imposed on the net income of the Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a "Transferee")) by the jurisdiction in which such Person is organized, has its principal lending office or is otherwise doing business without considering any activities associates with this Agreement or any other Financing Agreement (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, "Taxes"). If any Borrower or Guarantor shall be required to deduct or withhold any Taxes from or in respect of any sum payable hereunder to the Agent or any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 6.11) the Agent or such Lender (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or Guarantor shall make such deductions and (iii) such Borrower or Guarantor shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, each Borrower and Guarantor agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes"). Each Borrower and Guarantor, as applicable, shall deliver to the Agent and each Lender official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

                  (c) Except as provided in Section 6.11(e) below, the Borrowers and Guarantors hereby jointly and severally indemnify and agree to hold each Agent and each Lender harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 6.11) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes. If an Agent or Lender (or Transferee) receives a refund in respect of any Taxes or Other Taxes for which Agent or such Lender has received payment from a Borrower or Guarantor hereunder, Agent or such Lender, as the case may be, shall credit to the loan account of the applicable Borrower a portion of such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower or Guarantor, as applicable, under this Section
6.11 with respect to Taxes or Other Taxes giving rise to such refund) that it determines in good faith will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment by such Borrower or Guarantor, whichever is applicable, had not been required (taking into account all out-of-pocket expenses of the Agent or Lender (or Transferee) and any taxes on such refund); provided that the applicable Borrower or Guarantor, upon the request of such Agent or Lender (or Transferee), agrees to repay the amount paid over to the Borrower or Guarantor (plus penalties or interest) to such Agent or Lender (or Transferee) in the event such


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Agent or Lender (or Transferee) is required to repay such refund to the applicable taxation authority.

                  (d) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Agent and the Administrative Borrower two properly completed and duly executed copies of any of U.S. Internal Revenue Service Form W-8BEN, Form W-8IMY or Form W-8ECI, or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from U.S. Federal withholding tax on payments by the Borrowers or the Guarantors, as applicable, under this Agreement or the other Financing Agreements. In addition, if such Non-U.S. Lender is claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code, such Lender shall provide a certificate substantially in the Form of Exhibit 6.10(d) hereto. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from the Administrative Borrower or the Agent. Notwithstanding any other provision of this Section 6.11, a Non-U.S. Lender shall not be required to deliver after the date hereof any form pursuant to this
Section 6.11 that such Non-U.S. Lender is not legally able to deliver.

                  (e) The Borrowers and Guarantors shall not be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Agreement to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of clause (d) above.

                  (f) Any Lender (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 6.11 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue, would not


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require such Lender (or Transferee) to disclose any information such Lender (or
Transferee) deems confidential and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

                  (g) Each Lender, Transferee and Agent that is a United States Person within the meaning of Section 7701(a)(30) of the Code (each, a "U.S. Person"), other than a Lender, Transferee or Agent that is exempt from United States backup withholding tax based on the indicators described in Treasury Regulation 1.6049-4(c)(1)(ii), shall deliver at the time(s) and in the manner(s) if and to the extent such delivery is required under applicable law, to Administrative Borrower and Agent (as applicable), two (2) copies of property completed and duly executed originals of United States Internal Revenue Form W-9 or any successor form, certifying that such Person is exempt from United States backup withholding tax on payments made by or on behalf of Borrowers and Guarantors hereunder and the other Financing Agreements. Such forms shall be delivered by each U.S. Person receiving payments made by or on behalf of Borrowers and Guarantors on or before the date it becomes a party to this Agreement. Such U.S. Person shall promptly deliver to Agent and Administrative Borrower such new forms as may be reasonably requested by Agent or Administrative Borrower. Notwithstanding any other provision of this Section 6.11(g), no U.S. Person shall be required to deliver any form pursuant to this
Section 6.11(g) that such U.S. Person is not legally able to deliver.

                  (h)      The obligations of the Loan Parties under this
Section 6.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         6.12 Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

         7.1      Collateral Reporting.

                  (a) Borrowers shall provide Agent with the following documents in a form reasonably satisfactory to Agent:

                           (i)      on a regular basis as reasonably required by
Agent (but in any event no more frequently than weekly if no Default or Event of Default has occurred and is continuing), schedules of sales made, credits issued and cash received;


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                           (ii)     as soon as reasonably possible after the end
of each month (but in any event within fifteen (15) Business Days after the end thereof), on a monthly basis or more frequently as Agent may request:

                                    (A)      perpetual inventory reports;

                                    (B)      inventory reports by location and
category (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties);

                                    (C)      agings of accounts receivable
(together with a reconciliation to the previous month's aging and general ledger);

                                    (D)      agings of accounts payable (and
including information indicating the amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral); and

                                    (E)      a Borrowing Base Certificate,
substantially in the form of Exhibit E or such other form as may be reasonably satisfactory to Agent, provided, however, that Borrowers shall provide a Borrowing Base Certificate more frequently upon Agent's good faith request (1) for the three (3) months immediately following any month during which Borrowers' Monthly Average Excess Availability was less than $20,000,000 and (2) so long as any Default or Event of Default has occurred and is continuing;

                           (iii)    upon Agent's good faith request: (A) copies
of customer statements, purchase orders, sales invoices, credit memos, remittance advices and reports, and copies of deposit slips and bank statements;
(B) copies of shipping and delivery documents; and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Borrower or Guarantor;

                           (iv)     such other reports as to the Collateral as
Agent shall reasonably request from time to time.

                  (b) If any Borrower's or Guarantor's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2      Accounts Covenants.

                  (a) Borrowers shall notify Agent promptly of: (i) any material delay in any Borrower's performance of any of its material obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all


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material adverse information known to any Borrower or Guarantor relating to the financial condition of any account debtor and (iii) any event or circumstance which, to any Borrower's or Guarantor's knowledge, would cause Agent to consider any then existing Eligible Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent's consent, except in the ordinary course of a Borrower's or Guarantor's business in accordance with normal practices and policies previously disclosed in writing to Agent and except as set forth below and in the schedules delivered to Agent pursuant to
Section 7.1(a) above. So long as no Event of Default exists or has occurred and is continuing, Borrowers and Guarantors shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

                  (b) With respect to each Account: (i) the amounts shown on any invoice delivered by Borrowers to Agent or schedule thereof delivered to Agent shall be true and complete in all material respects, (ii) all payments made thereon shall immediately be delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Borrower's business in accordance with normal practices and policies previously disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations in any material respect, all documentation relating thereto will be legally sufficient under such laws and regulations in all material respects and all such documentation will be legally enforceable in accordance with its terms in all material respects.

                  (c) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

         7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping records that are correct and accurate in all material respects including records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's or Guarantor's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers and Guarantors shall conduct a physical count of the Inventory at least once each year but at any time or times as Agent may request on or after the occurrence and during the continuance of an Event of Default, and as soon as reasonably practicable following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) Borrowers and Guarantors shall not remove any Inventory with a Value in excess of $250,000, in the case of Inventory at any one (1) location, or in excess of $500,000 in the aggregate for all Inventory from the locations set forth or permitted herein,


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without the prior written consent of Agent, such consent not to be unreasonably withheld or delayed so long as no Default or Event of Default has occurred and is continuing, except for sales of Inventory in the ordinary course of its business (including amounts shipped to outside processors identified on Schedule
8.2 to the Information Certificate (subject to the rights of Borrowers and Guarantors to deliver Inventory into the possession of additional processors in accordance with Section 9.2)) and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Agent's request, Borrowers shall, at their expense, no more than one (1) time in any twelve (12) month period, but at any time or times as Agent may request on or after the occurrence and during the continuance of an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology substantially the same as reflected in the appraisals delivered to Agent prior to the Date hereof or otherwise reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, Agent shall not retain any appraiser without the prior written consent of Administrative Borrower Representative, which consent shall not be unreasonably withheld or delayed; (e) Borrowers and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in material conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) as between Borrowers, Agent and Lenders, each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrowers and Guarantors shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower or Guarantor to repurchase such Inventory; (i) Borrowers and Guarantors shall keep the Inventory in good and marketable condition, ordinary wear and tear excepted; and (j) Borrowers and Guarantors shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Administrative Borrower Representative to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval, except in accordance with past practices and policies.

         7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) upon Agent's reasonable request, Borrowers and Guarantors shall, at their expense, no more than once in any twelve (12) month period, but at any time or times as Agent may request on or after the occurrence and during the continuance of an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Equipment and/or the Real Property in form, scope and methodology substantially the same as in the appraisals delivered to Agent prior to the date hereof or otherwise reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, Agent shall not retain any appraiser without the prior written consent of Administrative Borrower Representative, which consent shall not be unreasonably withheld or


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delayed; (b) Borrowers and Guarantors shall keep the Equipment in good order and repair (ordinary wear and tear excepted); (c) Borrowers and Guarantors shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws in all material respects; (d) the Equipment is and shall be used in the business of Borrowers and Guarantors and not for personal, family, household or farming use; (e) Borrowers and Guarantors shall not remove any Equipment with a value in excess of $250,000 in the aggregate for all Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower or Guarantor in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers and Guarantors shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) as among Borrowers, Agent and Lender, each Borrower and Guarantor assumes all responsibility and liability arising from the use of the Equipment and Real Property.

         7.5 Power of Attorney. Each Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower's and Guarantor's true and lawful attorney-in-fact, and authorizes Agent, in such Borrower's, Guarantor's or Agent's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower's or Guarantor's rights and remedies to collect any Receivable or other Collateral,
(iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower's or Guarantor's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower or Guarantor and handle and store all mail relating to the Collateral; (ix) sign such Borrower's or Guarantor's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof; and (x) do all acts and things which are necessary, in Agent's good faith determination, to fulfill such Borrower's or Guarantor's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any reasonable manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received,
(iii) endorse such Borrower's or Guarantor's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent's account for application to the Obligations, (iv) endorse such Borrower's or Guarantor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any


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warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in such Borrower's or Guarantor's name, Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's or Guarantor's name for such purpose, and to complete in such Borrower's or Guarantor's or Agent's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof. Each Borrower and Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's or any Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 Right to Cure. Agent may at any time after an Event of Default has occurred and is continuing, at its option, upon reasonable prior notice to Administrative Borrower Representative, (a) cure any default by any Borrower or Guarantor under any material agreement with a third party if (i) such Borrower or Guarantor is not disputing such default or are not proceeding to cure the same and (ii) the failure to cure could reasonably be expected to materially and adversely affect the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any final judgment entered against any Borrower or Guarantor if
(i) such Borrower is not appealing the same and (ii) the failure to pay or bond such judgment could reasonably be expected to materially and adversely affect the Collateral, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Agent's reasonable judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto; provided that Agent shall not exercise its rights pursuant to this
Section 7.6 to discharge such taxes, liens, security interests or other encumbrances that are permitted under Section 9.8 hereof, unless either (i) an Event of Default has occurred and is continuing, or (ii) with respect to liens, security interests or other encumbrances, the beneficiary or holder of such lien, security interest or other encumbrance has the right to take action against or with respect to the Collateral, the exercise of which right is not then subject to an effective stay pursuant to applicable law. Agent may add any amounts so expended to the Obligations and charge any Borrower's account therefor, such amounts to be repayable by Borrowers on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 Access to Premises. From time to time as reasonably requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall, subject to applicable safety regulations and without disruption to ordinary operations, have reasonable access to all of each Borrower's and Guarantor's premises during normal business hours and after reasonable notice to Parent, or


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at any time and without notice to Administrative Borrower Representative if an
Event of Default has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower's and Guarantor's books and records, including the Records, and (b) each Borrower and Guarantor shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may reasonably request, and Agent or any Lender or Agent's designee may use during normal business hours such of any Borrower's and Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

         Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement):

         8.1 Corporate Existence, Power and Authority. Each Borrower and Guarantor is a corporation or limited liability company, as applicable, duly organized and in good standing under the laws of its state of organization and is duly qualified as a foreign corporation or limited liability company, as applicable, and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower's and Guarantor's organizational powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor (other than those in favor of Agent and Lenders, the Term Loan Agent and the New Notes Trustee). This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditor's rights generally and by general principles of equity.

         8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

                  (a) The exact legal name of each Borrower and Guarantor is as set forth on the signature page of this Agreement and in the Information Certificate, subject to the right of Borrowers and Guarantors to change such legal name in accordance with Section 9.1(b) below. No Borrower or Guarantor has, during the five years prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of


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its property or assets out of the ordinary course of business, except as set forth in the Information Certificate. No Borrower or Guarantor has filed any federal, state or local tax return in a name other than its legal name as set forth on the signature page of the Information Certificate.

                  (b) Each Borrower and Guarantor is an organization of the type and organized in the jurisdiction set forth in the Information Certificate, subject to the right of Guarantors (other than Parent) to merge or consolidate in accordance with Section 9.7(a). The Information Certificate accurately sets forth the organizational identification number of each Borrower and Guarantor or accurately states that such Borrower or Guarantor has none and accurately sets forth the federal employer identification number of each Borrower and Guarantor.

                  (c) The chief executive office and mailing address of each Borrower and Guarantor and each Borrower's and Guarantor's Records concerning Accounts are located only at the address identified as such in
Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral with a value in excess of $250,000 in the aggregate, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the rights of any Borrower or Guarantor to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by a Borrower or Guarantor and sets forth the owners and/or operators thereof.

         8.3 Financial Statements; No Material Adverse Effect. All financial statements relating to any Borrower or Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor to Agent and Lenders have been prepared in accordance with GAAP (except to the extent such statements are subject to bankruptcy restructuring and "fresh start" accounting adjustments and normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Borrower and Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Agent prior to the date of this Agreement and the filing of the Chapter 11 Cases, there has been no act, condition or event which has had or could reasonably be expected to have a Material Adverse Effect since the date of the most recent audited financial statements of any Borrower or Guarantor furnished by any Borrower or Guarantor to Agent prior to the date of this Agreement.

         8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on
Schedule 8.4 to the Information Certificate and the other liens permitted under
Section 9.8 hereof. Each Borrower and Guarantor has good and indefeasible fee simple title to or valid leasehold interests in all of its Real Property (subject to such exceptions set forth in the mortgage title insurance policy, as accepted by Agent, that insures each Mortgage) and good and valid title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except, in each case, those granted to Agent and such others as are specifically listed on Schedule
8.4 to the Information Certificate or permitted under Section 9.8 hereof.


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

         8.5 Tax Returns. Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all federal, and material State and other tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor has paid or caused to be paid all taxes shown to be due and payable on any such tax returns or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, and material State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth on Schedule 8.6 to the Information Certificate and as Borrowers may hereafter notify Agent in accordance with section 9.6(c), (a) there is no investigation by any Governmental Authority pending, or to any Borrower's or Guarantor's knowledge threatened, against or affecting any Borrower or Guarantor, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's or Guarantor's knowledge threatened, against any Borrower or Guarantor or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which could reasonably be expected to have a Material Adverse Effect.

         8.7      Compliance with Other Agreements and Applicable Laws.

                  (a) Borrowers and Guarantors are not in default in any respect under, or in violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound which could reasonably be expected to have a Material Adverse Effect. Borrowers and Guarantors are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, except, in each case, to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) Borrowers and Guarantors have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits") except, in each case, to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. All of the Permits are valid and subsisting and in full force and effect except, in each case, to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. There are no actions, claims or proceedings pending or to the best of any Borrower's or Guarantor's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits that could not reasonably be expected to have a Material Adverse Effect.


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

         8.8 Environmental Compliance. Except as could not reasonably be expected to result in a Material Adverse Effect for any Borrower or Guarantor,
(a) Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or Environmental Permit, and the operations of Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor comply with all Environmental Laws or Environmental Permits; (b) there is no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending, or to any Borrower's or Guarantor's knowledge, threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor and any Subsidiary of any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which adversely affects or could reasonably be expected to adversely affect any Borrower or Guarantor or its or their business, operations or assets, including an adverse effect from a Borrower or Guarantor incurring liability arising from contamination of any properties to or at which such Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials; (c) Borrowers, Guarantors and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials; and (d) Borrowers, Guarantors and their Subsidiaries have, or have timely applied for receipt or renewal of, all Environmental Permits, and all of such Environmental Permits are valid and in full force and effect or, if not, Borrowers and Guarantors have timely applied for the renewal of any such Environmental Permit.

         8.9      Employee Benefits.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or an application has been made for such letter and to the best of any Borrower's or Guarantor's knowledge, nothing has occurred which would reasonably be expected to cause the loss of such qualification. Each Borrower and its ERISA Affiliates have made all required contributions, in all material respects, to any Plan subject to Section 412 of the Code, and, in the preceding six (6) years, no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending, or to the best of any Borrower's or Guarantor's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, except those that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


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

                  (c) (i) In the preceding six (6) years, no ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; and (iii) each Borrower and Guarantor, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA; provided however, that none of the foregoing subsections (i), (ii) or (iii), individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule
8.10 to the Information Certificate, subject to the right of each Borrower and Guarantor to establish new accounts in accordance with Section 5.2 hereof.

         8.11 Intellectual Property. Each Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, Borrowers and Guarantors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in
Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights, except to the extent the same could not reasonably be expected to have a Material Adverse Effect. To any Borrower's and Guarantor's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower or Guarantor infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or, to any Borrower's knowledge, threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such Intellectual Property, except to the extent that the same could not reasonably be expected to have a Material Adverse Effect. Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license or other right to use any material trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower or Guarantor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any Borrower or Guarantor after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark, copyright or other Intellectual Property at any time used by any Borrower or Guarantor which is owned by another person, or owned by such Borrower or Guarantor subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, is affixed to any Eligible Inventory,


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

except (a) to the extent permitted under the term of the License Agreements listed on Schedule 8.11 to the Information Certificate and (b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower or Guarantor under applicable law (including the United States Copyright Act of 1976).

         8.12     Subsidiaries; Affiliates; Capitalization; Solvency.

                  (a) No Borrower or Guarantor has any direct or indirect Subsidiaries or is engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate, subject to the rights of Borrowers to make investments to the extent permitted by Section 9.10.

                  (b) Each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Borrower or Guarantor and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares (subject in each of the foregoing cases to the rights of Borrowers and Guarantors to issue additional shares of Capital Stock in accordance with
Section 9.7(b)).

                  (c) The issued and outstanding shares of Capital Stock of each Borrower and Guarantor are directly and beneficially owned and held by the persons indicated in the Information Certificate (subject in each of the foregoing cases to the rights of Borrowers and Guarantors to issue additional shares of Capital Stock in accordance with Section 9.7(b)), and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent prior to the date hereof or permitted by
Section 9.8 .

                  (d) The Borrowers and Guarantors taken as a whole, are Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and the other transaction contemplated hereunder.

         8.13     Labor Disputes.

                  (a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements currently in effect on the date of this Agreement between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor on the date hereof.

                  (b) Except as set forth on Schedule 8.13 to the Information Certificate or as Borrowers may hereafter notify Agent in accordance with Section 9.6(c), there is (i) no significant unfair labor practice complaint pending against any Borrower or Guarantor or, to the


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

best of any Borrower's or Guarantor's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or Guarantor or, to best of any Borrower's or Guarantor's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of any Borrower's or Guarantor's knowledge, threatened against any Borrower or Guarantor, except to the extent that any of the foregoing would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         8.14 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

         8.15 Material Contracts. Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the date hereof. Borrowers and Guarantors have delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof. Borrowers and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract as a result of a breach by Borrowers.

         8.16     Intentionally Omitted.

         8.17 Accuracy and Completeness of Information. All information furnished (other than projections or forward-looking statements) by or on behalf of any Borrower or Guarantor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not materially misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.

         8.18 Term Loan Documents. No event of default exists, or has occurred and is continuing under and as defined in the Term Loan Documents. Agent has received true, correct and complete copies of all of the Term Loan Documents.

         8.19 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement. On the date of each request for or acceptance of funds constituting


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

an additional borrowing or other credit accommodation hereunder, each Borrower shall be deemed to have represented and warranted that the conditions set forth in Section 4.2(a) hereof have been satisfied and such representations and warranties shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender under the Financing Agreements.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1      Maintenance of Existence.

                  (a) Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate or limited liability company, as the case may be, existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts, Permits and Environmental Permits necessary to carry on the business as presently or proposed to be conducted, except as to any Guarantor other than Parent as permitted under the Financing Agreements and except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) No Borrower or Guarantor shall change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than twenty-one (21) days prior written notice from Administrative Borrower Representative of such proposed change in its name, which notice shall accurately set forth the new name; and (ii) Agent shall have received from Administrative Borrower Representative a copy of the amendment to the Certificate of Incorporation or comparable governing document of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower or Guarantor promptly after it is available.

                  (c) No Borrower or Guarantor shall change its chief executive office or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than twenty-one (21) days' prior written notice from Administrative Borrower Representative of such proposed change, which notice shall set forth such information with respect thereto as Agent may reasonably require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. No Borrower or Guarantor shall change its type of organization, jurisdiction of organization or other legal structure, except as otherwise permitted in Section 9.7(b) or otherwise under the Financing Agreements.

         9.2 New Collateral Locations. Each Borrower and Guarantor may open any new location within the continental United States or deliver Collateral, in the ordinary course of business, to new third party processor locations provided Administrative Borrower Representative (a) gives Agent fifteen (15) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to


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Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

         9.3      Compliance with Laws, Regulations, Etc.

                  (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, use commercially reasonable efforts to comply in all material respects with all laws, rules, regulations, licenses, approvals, orders, Environmental Permits and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) Administrative Borrower Representative shall give written notice to Agent no later than thirty (30) days after any executive officer of any Borrower or Guarantor receives any written notice of, or any executive officer of any Borrower or Guarantor otherwise obtains actual knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material, other than in the ordinary course of business and other than as permitted under any applicable Environmental Law, or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law, provided however, that Borrowers or Guarantors shall provide such notice only in the event that the matter in clause (i) or
(ii) is reasonably anticipated to result in Borrower or Guarantor incurring liability or costs pursuant to Environmental Laws in any fiscal year in excess of $250,000 individually or $5,000,000 in the aggregate. Borrower shall provide copies to Agent of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations related to items for which notice is required pursuant to this Section 9.3(b), as the Agent reasonably requests. Each Borrower and Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

                  (c) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any non-compliance, with any Environmental Law, Borrowers shall prevent or mitigate a material loss in value to any Eligible Real Property arising under Environmental Law, and at Agent's reasonable request and Borrowers' expense: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance or alleged non-compliance and prepare and deliver to Agent a report as to such non-compliance or alleged non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance or alleged




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non-compliance, or such Borrower's or Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.

                  (d) Each Borrower and Guarantor shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans. All indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

         9.4 Payment of Taxes and Claims. Each Borrower and Guarantor shall, and shall cause each of their Subsidiaries to, duly pay and discharge (before the same become delinquent) all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes, assessments, contributions and governmental charges (a) the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books or (b) which are of immaterial amounts and the nonpayment of which would not give rise to a lien. Subject to Section 6.11 hereof, each Borrower and Guarantor shall be liable for any Taxes or Other Taxes imposed on Agent or any Lender as a result of the financing arrangements provided for herein and each Borrower and Guarantor agrees to indemnify and hold Agent harmless with respect to the foregoing, and to repay to Agent, for the benefit of Lenders, on demand the amount thereof, and until paid by such Borrower or Guarantor such amount shall be added and deemed part of the Loans. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

         9.5 Insurance. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral and in the amounts and covering such risks as is customarily insured against or carried by companies engaged in the same or similar businesses, owning similar properties in the same general geographic areas as, and similarly situated with Borrowers and their Subsidiaries. Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Borrowers and Guarantors shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All such policies maintained by Borrowers and Guarantors shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that at any time an Event of Default exists or has occurred and is continuing, Agent may act as attorney for each Borrower and Guarantor in adjusting, settling, amending and canceling such insurance. Borrowers and Guarantors shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers and Guarantors shall use commercially reasonable efforts to obtain non-contributory


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

lender's loss payable endorsements to all such insurance policies in form and substance reasonably satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Affiliates. Without limiting any other rights of Agent or Lenders, any insurance proceeds received by Agent at any time may, subject to
Section 6.4, be applied to payment of the Obligations, whether or not then due, in such order and in such manner as is set forth in Section 6.4. Upon application of such proceeds to the Revolving Loans, Revolving Loans may be available subject and pursuant to the terms hereof to be used for the costs of repair or replacement of the Collateral lost or damages resulting in the payment of such insurance proceeds.

         9.6      Financial Statements and Other Information.

                  (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower, Guarantor and its Subsidiaries in such manner as is required for the preparation of financial statements in accordance with GAAP. Borrowers and Guarantors shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Guarantors, and Borrower shall notify the auditors and accountants of Borrowers and Guarantors that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers and Guarantors shall furnish or cause to be furnished to Agent, the following: (i) within thirty (30) days after the end of each fiscal month, internally prepared monthly unaudited consolidated financial statements, financial statements (including in each case balance sheets, statements of operations by division and, statements of cash flow), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its consolidated Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer or treasurer of Parent, subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in a form satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrowers and Guarantors are then in compliance with the covenant set forth in Section 9.17 of this Agreement, (ii) within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements (including in each case balance sheets, statements of operations by division and statements of cash flow), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its consolidated Subsidiaries as of the end of and through such fiscal quarter, certified to be correct by the chief financial officer or treasurer of Parent, subject to normal year-end adjustments and including footnotes to such financial statements and (iii) within one hundred twenty (120) days after the end of each fiscal year, audited consolidated financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of operations by division and statements of cash flow) of Parent and its consolidated Subsidiaries, and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of


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Parent and its Subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants without a going concern qualification or qualification as to scope of audit with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Borrowers of nationally recognized standing and reasonably acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended. With respect to each quarterly financial statement for any period, to the extent that any Pro Forma Cost Savings is added back into EBITDA for such period, Borrowers shall provide Agent and Lenders with a report on the achievement of such Pro Forma Cost Savings.

                  (b) Without limiting the foregoing, Borrowers and Guarantors shall furnish or cause to be furnished to Agent, as soon as available, but in no event later than seventy-five (75) days after the end of each fiscal year, projected consolidated financial statements (including in each case, balance sheets and statements of operations by division and statements of cash flow) of Parent and its consolidated Subsidiaries for the next fiscal year, including forecasted income statements, cash flow statements and balance sheets and statements of operations income and loss (collectively, all of the foregoing being referred to herein as the "Projections"), all in reasonable detail, and in a format consistent with the Projections delivered by Borrowers to Agent prior to the date hereof, together with such supporting information as Agent may reasonably request. All of the Projections shall be prepared on a monthly basis for the next succeeding year. The Projections shall represent Borrowers' reasonable estimate of the future financial performance of Borrowers for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which Borrowers believe are fair and reasonable as of the date of preparation, in light of then current and reasonably foreseeable business conditions (it being understood that actual results may differ substantially from those set forth in the Projections). Borrowers shall provide to Agent revised Projections promptly after any material revision that has been approved by Borrowers' boards of directors to Borrowers' then existing business plan previously furnished to Agent.

                  (c) Borrowers and Guarantors shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $1,000,000 or which if adversely determined could reasonably be expected to result in any Material Adverse Effect with respect to any Borrower or Guarantor,
(ii) any Material Contract being terminated or being amended in a material adverse manner or any new Material Contract entered into (in which event Borrowers and Guarantors shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree (A) in excess of $1,000,000 shall have been entered against any Borrower or Guarantor any of its or their properties or assets or (B) that could reasonably be expected to have a Material Adverse Effect, (iv) any notification of a material violation of laws or regulations received by any Borrower or Guarantor that could reasonably be expected to have a Material Adverse Effect, (v) any ERISA Event that could reasonably be expected to result in liability in excess of $1,000,000, and (vi) the occurrence of any Default or Event of Default.


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

                  (d) Borrowers and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which any Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                  (e) Subject to Section 13.5 hereof, Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors as required by any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant, subject to
Section 13.5 hereof, Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers' expense, copies of the audited financial statements of any Borrower and Guarantor and any final reports or management letters prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Agent and Lenders such information as they may have regarding the business of any Borrower and Guarantor; provided that Borrowers and Guarantors shall be given reasonable notice of and opportunity to participate in any discussions among Agent and Lenders and such accountants or auditors. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Administrative Borrower Representative to Agent or such Lender in writing; provided, that, Agent shall provide prior notice (if practicable) to Administrative Borrower Representative and, if prior notice is not practicable, then as soon as possible thereafter.

         9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly:

                  (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except that (i) any wholly-owned Subsidiary of Parent (other than any Borrower or Guarantor) may merge with and into or consolidate with any other wholly-owned Subsidiary of Parent (other than any Borrower or Guarantor), (ii) any Borrower may merge with and into or consolidate with any other Borrower, (iii) any Guarantor may merge with and into or consolidate with any other Guarantor, (iv) with the prior consent of Agent, any wholly-owned Subsidiary of Parent (other than any Borrower or Guarantor) may merge with and into or consolidate with Parent, any Borrower or Guarantor, and (v) Parent and any of its Subsidiaries may merge with and into or consolidate with any other Person in order to effectuate any Permitted Acquisition, provided that Parent or the applicable Subsidiary shall be the surviving corporation and (vi) any Subsidiary of Parent other than a Borrower or Guarantor may merge with and into or consolidate with any other Person in order to effectuate any Asset Sale permitted hereunder and, provided, that, each of the following conditions is satisfied as determined by Agent in good faith: (A) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of such Subsidiaries to so merge or consolidate, which notice shall set forth in reasonable detail reasonably satisfactory to Agent, the Persons that are merging or consolidating, which Person will be the surviving entity, the locations of the material assets of the Persons that are merging or consolidating, and the material


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
agreements and documents relating to such merger or consolidation, (B) Agent shall have received such other information with respect to such merger or consolidation as Agent may reasonably request, (C) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall have occurred, (D) Agent shall have received true, correct and complete copies of all material agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (E) except in the case of mergers permitted pursuant to Section 9.7(a)(vi) in order to effectuate Asset Sales permitted hereunder, the surviving corporation (except for Subsidiaries that are not organized in the United States) shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance reasonably satisfactory to Agent, and Borrowers and Guarantors shall execute and deliver such other agreements, documents and instruments as Agent may reasonably request in connection therewith;

                  (b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any of its assets (including Indebtedness held by such Person and Capital Stock of such Person) to any Person, except for:

                           (i)      sales of Inventory in the ordinary course of
business;

                           (ii)     the sale or other disposition of worn-out or
obsolete Equipment or Equipment and Real Property no longer used or useful in the business of any Borrower or Guarantor so long as such sales or other dispositions do not involve Equipment having an aggregate fair market value in excess of $5,000,000 for all such Equipment and Real Property disposed of during the term of this Agreement, provided, that, (A) no Default or Event of Default shall have occurred and be continuing at the time of any such sale or other disposition and after giving effect thereto and (B) the net cash proceeds of such sale or disposition shall be subject to the terms of Section 6.4;

                           (iii)    transfers resulting from any casualty or
condemnation of property or assets;

                           (iv)     intercompany sales or transfers of assets
among Borrowers and Guarantors in the ordinary course of Borrowers' and Guarantors' business;

                           (v)      the licensing or sublicensing of
Intellectual Property and General Intangibles and any license, lease or sublease of other property in the ordinary course of Borrowers' and Guarantors' business;

                           (vi)     leases or subleases of Real Property no
longer used or useful in the Borrowers' business provided no Default or Event of Default shall have occurred and be continuing on the date thereof and after giving effect thereto;

                           (vii)    consignment arrangements or similar
arrangements for the sale of assets in the ordinary course of business, provided that Borrowers shall have satisfied all conditions with


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
respect to such consignment arrangements that are set forth in clause (d) of the definition of Eligible Accounts;

                           (viii)   subject to Agent's prior written consent,
sales or discounts of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                           (ix)     sales or other dispositions of other
property or assets not otherwise permitted hereunder for at least 80% in cash in an aggregate amount not less than the fair market value of such property or assets; provided that (A) in the case of this clause (ix), the Net Cash Proceeds of such sales or other dispositions do not exceed $5,000,000 in the aggregate for the term of this Agreement, (B) no Default or Event of Default shall have occurred and be continuing on the date thereof and after giving effect thereto, and (C) the Net Cash Proceeds of such sales or dispositions shall be subject to the terms of Section 6.4;

                           (x)      sales by Borrowers' and Guarantors' foreign
Subsidiaries of accounts receivable in connection with any Permitted Foreign Subsidiary Credit Facility;

                           (xi)     the issuance, on or about the date hereof,
to holders of the New Notes of substantially all of Parent's common Stock, as contemplated by the Chapter 11 Plan;

                           (xii)    in addition to the issuance of Stock
permitted pursuant to clause (xi) immediately above, the issuance and sale by any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor after the date hereof; provided, that, (A) Agent shall have received not less than ten
(10) Business Days' prior written notice of such issuance and sale by such Borrower or Guarantor, which notice shall specify the parties to whom such shares are to be sold (if known) and the total amount and the Net Cash Proceeds anticipated to be realized from such sale, (B) such Borrower or Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted hereunder, and (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letter of Credit Accommodations or the right of any Borrower and Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers and Guarantors with Agent and Lenders or are more restrictive or burdensome to any Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, and (D) Borrowers' and Guarantors' use of such Net Cash Proceeds shall be subject to the terms of Section 6.4;

                           (xiii)   the issuance of Capital Stock of any
Borrower or Guarantor consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of such Borrower or Guarantor for the benefit of its employees, directors and consultants, including, without limitation, Parent's issuance of stock options, and the issuance of shares of its common Capital Stock in connection with the exercise of such stock options, to Parent's and Borrowers' management pursuant to Parent's 2004 Stock Plan, provided, that, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue,



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Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default;

                           (xiv)    the Specified Sale, provided that, at the
time of such sale and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and the Net Cash Proceeds related thereto shall be subject to Section 6.4; and

                           (xv)     sale and transfer of Equipment by Borrowers
to Borrowers' or Guarantor's foreign Subsidiaries having an aggregate fair market value not exceeding $10,000,000 in the aggregate for all such transfers during the term of this Agreement and evidenced by promissory notes executed by the transferee of such Equipment, in form and substance reasonably satisfactory to Agent, provided the then outstanding aggregate amounts of investments and loans by Borrowers to or in Subsidiaries permitted by Section 9.10(h), plus those loans permitted by and made pursuant to this Section 9.7(b)(xv) shall not exceed $15,000,000 and, provided further that, at the time of any such sale or transfer and after giving effect thereto, if the aggregate cumulative fair market value of the Equipment sold or transferred in reliance on this subsection after the date of this Agreement exceeds $2,000,000, (A) no Default or Event of Default shall have occurred and be continuing, (B) Borrowers shall have Excess Availability of at least $20,000,000 and (C) such promissory notes shall be pledged and delivered to Agent as part of the Collateral;

                  (c) wind up, liquidate or dissolve except that any Subsidiary of Parent (other than a Borrower) may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied: (i) the winding up, liquidation and dissolution of such Subsidiary shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Borrower or Guarantor is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Subsidiary shall be duly and validly transferred and assigned to a Borrower or a Guarantor, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Agent and encumbrances permitted pursuant to Section 9.8 (and Agent shall have received such evidence thereof as Agent may reasonably require) and Agent shall have received such deeds, assignments or other agreements as Agent may request to evidence and confirm the transfer of such assets to of such Guarantor to a Borrower or a Guarantor, (iv) Agent shall have received all documents and agreements that any Borrower or Guarantor has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (v) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder,
(vi) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Guarantor to wind up, liquidate or dissolve, and (vii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall have occurred.


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

In connection with any sale or disposition of Collateral permitted by this
Section 9.7 (which, for the avoidance of doubt, shall not include a disposition of all or substantially all of the Collateral) the Agent will, at the Borrowers' expense, execute and deliver such releases of Collateral as may be reasonably necessary to evidence the release of all Liens on such Collateral under the Financing Documents.

         9.8 Encumbrances. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume, authorize the filing of or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of a similar nature on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

                  (a) the security interests and liens of Agent for itself and the benefit of Lenders;

                  (b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

                  (c) non-consensual statutory liens (other than liens described in clause (b) above) arising in the ordinary course of such Borrower's, Guarantor's or Subsidiary's business to the extent: (i) such liens secure obligations which are not overdue or (ii) such liens secure obligations relating to claims or liabilities which are fully insured (subject to deductibles) and being, or can reasonably be expected to be, defended at the sole cost and expense and at the sole risk of the insurer in accordance with the applicable policy or being contested in good faith by appropriate proceedings diligently pursued and available to or for the benefit of such Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

                  (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use and occupancy of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

                  (e) purchase money security interests in Equipment and in imbedded software in such Equipment and all attachments, accessions and other property affixed to such Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) or otherwise permitted under this Agreement;

                  (f) pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment


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

insurance and other types of social security benefits consistent with the current practices of such Borrower or Guarantor as of the date hereof;

                  (g) liens, pledges and deposits of cash in escrow accounts or otherwise by any Borrower or Guarantor after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Borrower or Guarantor as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, if such obligations exceed $250,000, the issuer of such bond shall have waived or subordinated in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent;

                  (h) liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Borrower or Guarantor located on the premises of such Borrower or Guarantor (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and the precautionary UCC financing statement filings in respect thereof;

                  (i) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor,
(iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish a Reserve with respect thereto;

                  (j)      the security interests and liens set forth on
Schedule 8.4 to the Information Certificate and any modifications, replacements, renewals or extensions thereof to the extent permitted by this Agreement;

                  (k) the security interests and liens of Term Loan Agent for itself and the benefit of Term Loan Lenders, subject to the terms and conditions of the Term Loan Intercreditor Agreement;

                  (l) the security interests and liens of the New Notes Trustee, subject to the terms and conditions of the New Notes Intercreditor Agreement;

                  (m) the security interests and liens granted by Borrowers' and Guarantors' foreign Subsidiaries to secure the Indebtedness incurred by such foreign Subsidiaries permitted pursuant to Section 9.9(g);

                  (n) licenses and operating leases and subleases granted to others in the ordinary course of business of Borrowers and permitted pursuant to Section 9.7 hereof; and

                  (o) Liens in favor of a banking institution arising by operation of law encumbering deposits (including a right of set-off) held by such banking institutions incurred in the ordinary course and within the general parameters customary for the banking industry;


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

                  (p) Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Subsidiary after the date hereof (other than Liens on the Capital Stock of any Person that becomes a Subsidiary); provided, that (i) such liens were not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such liens do not extend to or cover any other assets or property (other than the proceeds or products thereof), and (iii) the Indebtedness secured thereby is otherwise permitted hereunder;

                  (q) Liens (not otherwise permitted hereunder) secure obligations not exceeding (as to Borrowers and all of their Subsidiaries) $5,000,000 in aggregate amount at any time outstanding and that are subordinate to the liens and security interests granted to Agent and Lenders pursuant to this Agreement and the other Financing Agreements pursuant to a subordination agreement executed by each holder of such liens, in form and substance reasonably satisfactory to Agent.

         Indebtedness. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness of any other Person, except:

                  (a)      the Obligations;

                  (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment and related assets (including Capital Leases) and purchase money mortgages on Real Property not to exceed $15,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Subsidiary other than the Equipment, related assets or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment, or Real Property so acquired, as the case may be;

                  (c) guarantees by any Borrower or Guarantor of the Obligations of the other Borrowers or Guarantors in favor of Agent for the benefit of Lenders or other Indebtedness otherwise permitted hereby and guarantees by Subsidiaries of Parent (other than Borrowers) of Indebtedness permitted hereunder of any other Subsidiary of Parent;

                  (d) the Indebtedness of Parent or any of its Subsidiaries to Parent or any of its Subsidiaries arising after the date hereof pursuant to loans by any Borrower or Guarantor permitted under Section 9.10 hereof;

                  (e) unsecured Indebtedness of Parent or any of its domestic Subsidiaries arising after the date hereof to any third person, provided, that, each of the following conditions is satisfied as determined by Agent in good faith: (i) such Indebtedness shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full of all of the Obligations on terms and conditions substantially similar to those contained in the New Notes or pursuant to the terms of a subordination agreement between Agent and such third party, in form and substance reasonably satisfactory to Agent, (ii) the terms of such Indebtedness shall provide that no payments of


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principal or cash interest shall be made or accepted on account of such subordinated Indebtedness prior to the indefeasible payment and satisfaction in full of all Obligations, (iii) Agent shall have received not less than ten (10) days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the anticipated range of interest rate, the schedule of repayments (subject in all events, however, to subsection (e)(i) immediately above) and maturity date with respect thereto, which shall be at least six (6) months after the scheduled maturity of the New Notes, and such other information as Agent may reasonably request with respect thereto, (iv) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, and (v) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall have occurred; and provided further that (x) all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be, as set forth in
Section 6.4, either used by Borrowers or remitted to Agent for application to the Obligations, (y) such Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such Borrower or Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or in any other manner not adverse to Lenders as determined by Agent in good faith, (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (z) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf relating to any event of default or acceleration of obligations outstanding thereunder, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

                  (f) the Indebtedness owing with respect to the Term Loan Debt and the New Notes and any refinancings, refundings, extensions, renewals or replacements thereof to the extent permitted by this Agreement (provided that no such refinancing, refunding, extension, renewal or replacements increase the principal amount thereof); provided, that, (i) Borrowers and Guarantors may, except as otherwise provided herein, (A) with respect to the Term Loan Debt, make regularly scheduled payments of interest in respect of such Indebtedness in accordance with the terms of the Term Loan Documents as in effect on the date hereof, or as otherwise amended as permitted hereunder, and (B) with respect to the New Notes, so long as no Event of Default exists and is continuing, make regularly scheduled payments of interest in respect of such Indebtedness in accordance with the terms of the New Notes Indenture, as in effect on the date hereof, or as otherwise amended as permitted hereunder, (ii) Borrowers and Guarantors shall not, directly or indirectly, (A) except as expressly otherwise provided in the Term Loan Intercreditor Agreement amend, modify, alter or change the terms of such Indebtedness, the Term Loan Documents, the New Notes Indenture, the New Notes or any other agreement, document or instrument related thereto as in effect on the date hereof, except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the


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terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or in any other manner that is not adverse to Agent and Lenders, as determined by Agent in good faith, or
(B) except as provided herein, redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers and Guarantors shall furnish to Agent all notices or demands relating to an event of default under or acceleration of the maturity of such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be. Except as permitted pursuant to Sections 6.4(c), (d) and (e) or otherwise hereunder, Borrowers shall not make prepayments of principal with respect to the Term Loan Debt and/or the New Notes and any refinancings, refundings, extensions, renewals or replacements thereof. Borrowers shall provide Agent with written notice of any such prepayment made by Borrowers, concurrently with the making of such prepayment;

                  (g) Indebtedness for borrowed money incurred by Borrowers' and Guarantors' foreign Subsidiaries in connection with a stand-alone credit facility and/or any overdraft facility that may be established by Borrowers' and Guarantors' foreign Subsidiaries after the date hereof, in an aggregate principal amount outstanding not to exceed $10,000,000 (a "Permitted Foreign Subsidiary Credit Facility"), and unsecured guarantees by Borrowers and Guarantors with respect to such Permitted Foreign Subsidiary Credit Facility; provided, that, any such guarantee of a Permitted Foreign Subsidiary Credit Facility shall be subject and subordinated in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full of all of the Obligations pursuant to the terms of a subordination agreement between Agent and the lenders providing such Permitted Foreign Credit Facility, in form and substance reasonably satisfactory to Agent;

                  (h) other Indebtedness set forth in the Information Certificate and any refinancings, refundings, extensions, renewals or replacements thereof (provided that no such refinancing, refunding, extension, renewal or replacements shall increase the principal amount thereof, except as otherwise permitted by this Agreement);

                  (i) unsecured Indebtedness under any Hedging Agreement of any Borrower entered into in the ordinary course of business;

                  (j) Indebtedness of any foreign Subsidiary of Borrowers arising from agreements with Governmental Authorities of any foreign country, or political subdivision or agency thereof, relating to the construction of plants and the purchase and installation (including related training costs) of equipment to be used in a business which is the same as or reasonably related to any of the businesses of any Borrower and its Subsidiaries on the date hereof, as reasonably determined by the board of directors of the Parent or the determining Subsidiary of the Parent; provided that such Indebtedness in the aggregate does not exceed $7,500,000 outstanding at any one time;

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                  (k) Indebtedness of Parent or any of its Subsidiaries not
otherwise permitted hereby in an aggregate principal amount not to exceed $5,000,000 outstanding in the aggregate at any one time, provided that, if such Indebtedness is secured, such Indebtedness may only be incurred in accordance with the provisions of Section 9.8(q);

                  (l) contingent obligations of, or guarantees by, Parent or any of its Subsidiaries (other than Borrowers) with respect to any Indebtedness which would constitute Indebtedness permitted hereunder for Parent or such Subsidiary if incurred directly by Parent or such Subsidiary; and

                  (m) Indebtedness assumed by Parent or any Subsidiary of Parent in connection with any Permitted Acquisition to the extent that the direct incurrence of such Indebtedness is otherwise permitted hereunder.

         9.10 Loans, Investments, Etc. Each Borrower and Guarantor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock of any other Person or Indebtedness of any other Person or all or a substantial part of the assets or property of any Person or business unit or division, or form or acquire any Subsidiaries, except:

                  (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

                  (b) investments in cash or Cash Equivalents, provided, that, the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

                  (c) the existing equity investments of Parent and each of its Subsidiaries as of the date hereof in their respective Subsidiaries, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

                  (d) loans and advances by Parent or any of its Subsidiaries to officers, directors and employees of such Person not to exceed the principal amount of $500,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower or Guarantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

                  (e) stock or debt obligations issued to Parent or any of its Subsidiaries by any Person (or the representative of such Person) or any other property distributed to Parent or any of its Subsidiaries in respect of Indebtedness of such Person owing to Parent or any of its Subsidiaries in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument that is held by Borrowers or Guarantors evidencing such



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obligations with a value in excess of $250,000 shall be promptly delivered to
Agent, upon Agent's reasonable request, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Agent may reasonably request or such other property is made part of the Collateral;

                  (f) obligations of account debtors to Parent or any of its Subsidiaries arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Parent or any of its Subsidiaries; provided, that, promptly upon any Borrower's or Guarantor's receipt of the original of any such promissory note with a face principal amount in excess of $250,000, such promissory note shall be endorsed to the order of Agent by such Borrower or Guarantor and promptly delivered to Agent as so endorsed;

                  (g) loans by a Borrower or Guarantor to another Borrower or Guarantor after the date hereof, provided, that:

                           (i) as to all of such loans, (A) within thirty (30)
days after the end of each fiscal month, Borrowers shall provide to Agent a report in form and substance reasonably satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month, (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, and (C) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing,

                           (ii) as to loans by a Guarantor to a Borrower, (A)
the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, and (B) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the term of this Agreement;

                           (iii) as to loans by Borrowers and Guarantors other
than Parent to Parent, the Indebtedness arising pursuant to such loan shall be
(A) for the purpose of payment of interest and prepayment of principal with respect to the Term Loan Debt and the New Notes to the extent permitted hereunder and/or (B) for the purpose of payment by Parent of consolidated tax obligations and, to the extent permitted by Section 9.12(b), for general corporate overhead, provided that as of the date of any such loan that is made for such purpose of prepayment of principal with respect to the Term Loan Debt and/or the New Notes, and after giving effect thereto, no Trigger Event shall have occurred and be continuing;

                           (iv) as to loans by Borrowers to a Person that
becomes a Guarantor after the date hereof (which Person shall be organized within the United States of America), as of the date of any such loan and after giving effect thereto, (A) the Borrowers' Excess Availability shall be not less than $20,000,000 (or such lesser amount as Agent shall agree to in writing, in Agent's good



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faith determination) and (B) no Default or Event of Default shall exist on the date of any such loan and after giving effect thereto;

                  (h) investments (including loans) after the date hereof by Borrowers to or in Subsidiaries of Borrowers that are not Borrowers in an aggregate amount not to exceed an amount equal to (i) $15,000,000, minus (ii) the then outstanding principal amount of loans permitted under Section 9.7(b)(xv) plus (iii) the amount of cash received by Borrowers or Guarantors from such Subsidiaries as repayments, dividends or as proceeds of the sale or liquidation of, or any other return of capital with respect to, any such investment (or any existing investment of Guarantors or Borrowers in any such Subsidiary); provided, however, that, with respect to such investments (including loans) in excess of an aggregate amount of $2,000,000, no Trigger Event has occurred or is continuing;

                  (i) loans or other investments by Subsidiaries of Borrowers that are not Borrowers to or in other Subsidiaries of Borrowers that are not Borrowers;

                  (j) loans or advances to or investments in Borrowers by Subsidiaries of Borrowers that are not Borrowers; provided that the repayment of such loans, advances and/or investments are subordinated to the prior payment in full of the Obligations pursuant to a subordination agreement in form and substance reasonably satisfactory to Agent;

                  (k) extensions of trade credit in the ordinary course of Borrowers' business;

                  (l) loans, advances and investments not otherwise expressly permitted hereunder in an aggregate amount not to exceed $2,000,000 outstanding at any one time or funded with Net Cash Proceeds of Equity Issuances without any limitation as to amount thereof in the case of loans to and investments in domestic Subsidiaries and in an aggregate amount not to exceed $50,000,000 during the term of this Agreement for such loans to and investments in foreign Subsidiaries, provided that, as of the date of any such loan or investment and after giving effect thereto, to the extent that such loan or investment will be funded with Net Cash Proceeds arising from sources other than an Equity Issuance, (i) Borrowers' Excess Availability shall not be less than $20,000,000 and (ii) no Default or Event of Default shall have occurred and be continuing;

                  (m) the loans and advances and other investments set forth on
Schedule 9.10 to the Information Certificate; provided, that, as to such loans and advances, Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto in any manner adverse to Lenders, in Agent's good faith determination, and Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with any event of default under or acceleration of the maturity of such loans and advances either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

                  (n) so long as no Default or Event of Default has occurred and is continuing and shall not have occurred after giving effect to any of the transactions otherwise permitted pursuant to this Section 9.10(n), Parent and any of its Subsidiaries may acquire all or a substantial part of



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the assets or property or Capital Stock of any Person or any business unit or division (the "Target"), subject to the satisfaction of each of the following conditions (in each case, a "Permitted Acquisition"):

                           (i) Agent shall receive at least 15 Business Days'
prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

                           (ii) the Target's assets shall only comprise a
business of the type engaged in by Borrowers as of the date hereof or ancillary businesses reasonably related to the business engaged in by Borrowers as of the date hereof;

                           (iii) the total cash and noncash consideration
(including, without limitation, assumption of Indebtedness) for all Permitted Acquisitions under this clause (n) shall not exceed $75,000,000 in the aggregate during the term of this Agreement;

                           (iv) subject to the limitation in clause (ii)
immediately above, Parent and any of its Subsidiaries may utilize up to $35,000,000 of the Net Cash Proceeds of any Debt Issuance, any and all proceeds of any Equity Issuance and, so long as Average Thirty Day Excess Availability is greater than $20,000,000, up to $35,000,000 of other cash and/or Revolving Loans, to consummate such proposed Permitted Acquisition;

                           (v) the Target shall have pro forma projected EBITDA
of at least $-0- for the four (4) fiscal quarters following the date of the Permitted Acquisition, as determined by the board of directors of Administrative Borrower Representative, calculation of which shall be reasonably acceptable to Agent;

                           (vi) at or prior to the closing of any Permitted
Acquisition, Agent will be granted a first priority perfected security interest and lien (subject to security interests and liens permitted pursuant to Section 9.8) in all assets (to the extent the same are acquired by a Borrower or Guarantor as of the date of such Permitted Acquisition) or Capital Stock of the Target on the same terms and conditions set forth in Article 5 and the Target shall have executed such documents and taken such actions as may be reasonably required by Agent in connection therewith;

                           (vii) Concurrently with delivery of the notice
referred to in clause (i) above, Borrowers shall have delivered to Agent, in form and substance satisfactory to Agent, a pro forma consolidated balance sheet, income statement and cash flow statement of Parent and its Subsidiaries, based on recent financial statements and assumptions believed by the Borrowers to be reasonable at the time made;

                           (viii) on or prior to the date of such Permitted
Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent; and



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                           (ix) concurrently with consummation of the Permitted
Acquisition under this Section 9.10(n), Administrative Borrower Representative shall have delivered to Agent a certificate stating that the foregoing conditions have been satisfied.

Notwithstanding the foregoing, the Accounts, Inventory, Equipment and Real Property of the Target shall not be included in the Borrowing Base without the prior written consent of Agent and Required Lenders;

                  (o) loans by Subsidiaries that are organized outside of the United States of America to Borrowers and Guarantors, provided that: (i) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, and (ii) Borrowers and Guarantors shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the term of this Agreement; and

                  (p) no first-tier Subsidiary of a Borrower or Guarantor that is treated as a disregarded entity for U.S. federal income tax purposes and that owns directly or indirectly any Capital Stock of a "controlled foreign corporation" (as described in Section 957 of the Code) shall own any assets except, or engage in any business other than the ownership of, the Capital Stock of such controlled foreign corporations or of another Person the only assets and business of which are the ownership of the Capital Stock of controlled foreign corporations.

         9.11 Dividends and Redemptions. Each Borrower and Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) (each a "Restricted Payment") in respect of any such shares or agree to do any of the foregoing, except that:

                  (a) any Borrower or Guarantor may make Restricted Payments for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur);

                  (b) Borrowers and Guarantors may make Restricted Payments to the extent permitted in Section 9.12 below;

                  (c) any Subsidiary of a Borrower or Guarantor may make Restricted Payments to a Borrower; and

                  (d) Borrowers and Guarantors may make Restricted Payments in respect of Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following



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conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) such Restricted Payments shall be paid with funds legally available therefor, (iii) such Restricted Payments shall not violate any material law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, and (iv) the aggregate amount of all such Restricted Payments in any calendar year shall not exceed $1,000,000.

         9.12 Transactions with Affiliates. Except as otherwise expressly permitted in this Agreement, each Borrower and Guarantor shall not, directly or indirectly:

                  (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of such Borrower or Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or Guarantor's business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm's length transaction with an unaffiliated person; or

                  (b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, except: (i) reasonable compensation to officers, employees and directors for services rendered to such Borrower or Guarantor in the ordinary course of business, (ii) payments by any such Borrower or Guarantor to Parent for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by Parent on behalf of such Borrower or Guarantor, in the ordinary course of their respective businesses or as the same may be directly attributable to such Borrower or Guarantor, and for the payment of taxes by or on behalf of Parent, and (iii) payments by Borrowers to Parent to pay fees, interest and principal with respect to the Term Loan Debt and the New Notes to the extent permitted by Section 9.10(g)(iii). Notwithstanding anything to the contrary contained in any Financing Agreement, Parent and its Subsidiaries may make payments in respect of any Indebtedness and obligations (other than the Obligations) held by any of Borrowers' Affiliates if and to the extent that (A) Parent and its Subsidiaries are not prohibited hereunder from incurring such Indebtedness and (B) Parent and its Subsidiaries would be permitted to pay Persons that are not Affiliates holding similar Indebtedness and obligations, free of any restriction, limitation or condition; and such Affiliates shall for all purposes under the Financing Agreement be treated as if they were not Affiliates of Borrowers, insofar as their receipt of payment of such Indebtedness and obligations is concerned.

         9.13 Compliance with ERISA. Each Borrower and Guarantor shall, and shall cause each of its ERISA Affiliates, to: (a) maintain each Plan in compliance in all respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under
Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such



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Plans or any trust created thereunder which would subject such Borrower,
Guarantor or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under
Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation, except to the extent that any of the above could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.14 End of Fiscal Years; Fiscal Quarters. Except as approved by Agent (such approval not to be unreasonably delayed or withheld), each Borrower and Guarantor shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

         9.15 Change in Business. Each Borrower and Guarantor shall not engage in any business other than the business of such Borrower or Guarantor on the date hereof and any business reasonably related, ancillary or complementary to the business in which such Borrower or Guarantor is engaged on the date hereof.

         9.16 Limitation of Restrictions Affecting Subsidiaries. Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) the Term Loan Documents, (iv) the New Notes Indenture, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (vi) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (vii) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by such Borrower or such Guarantor and outstanding on such acquisition date and refinancings, refundings, extensions, renewals or replacements thereof permitted hereunder (provided that no such refinancing, refunding, extension, renewal or replacement shall increase the principal amount thereof), and (viii) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and



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Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

         9.17 Fixed Charge Coverage Ratio. If at any time (a) Borrowers' average Excess Availability for the immediately preceding fiscal month was less than $20,000,000 or (b) any Default or Event of Default shall have occurred and be continuing (the occurrence of either of the foregoing being herein referred to as a "Covenant Compliance Trigger"), then, commencing with the first fiscal month immediately preceding the Covenant Compliance Trigger in which Agent has received the monthly financial statements required to be delivered under Section 9.6(a)(i) hereof, and for each fiscal month thereafter until average Excess Availability for the immediately preceding fiscal month is more than $20,000,000 and no Default or Event of Default exists, Parent and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio of not less than 1.0:1.0. The Fixed Charge Coverage Ratio shall be calculated monthly.

         9.18 Lender Meetings. Borrowers shall, upon no less than thirty (30) days advance notice by Agent or the Required Lenders, participate in a meeting of Agent and Lenders once during each fiscal year (or at any time upon advance notice by Agent or Required Lenders upon the occurrence and continuation of an Event of Default), to be held at locations and at times reasonably requested by Agent (or if applicable, Required Lenders).

         9.19 License Agreements. Each Borrower and Guarantor shall (a) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the License Agreements constituting Material Contracts to which it is a party to be observed and performed by it, at the times set forth therein, if any, (b) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (c) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, such Borrower or Guarantor may cancel, surrender or release any material License Agreement in the ordinary course of the business of such Borrower or Guarantor; provided, that, such Borrower or Guarantor (as the case may be) shall give Agent not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (d) give Agent prompt written notice of any material License Agreement entered into by such Borrower or Guarantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request, (e) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by such Borrower or Guarantor in the case of a notice to such Borrower or Guarantor and concurrently with the sending thereof in the case of a notice from such Borrower or Guarantor) a copy of each notice of default and every other notice and other communication received or delivered by such Borrower or Guarantor in connection with any material License Agreement which relates to the right of such Borrower or Guarantor to continue to use the property subject to such License Agreement, and (f) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by such



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Borrower or Guarantor or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

         9.20 After Acquired Real Property. If any Borrower or Guarantor hereafter acquires any fee interest in Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property is adjacent to, contiguous with or necessary or related to or used in connection with any Real Property then subject to a Mortgage, or if such Real Property is not adjacent to, contiguous with or related to or used in connection with such Real Property, then if such Real Property, fixtures or other property at any location (or series of adjacent, contiguous or related locations, and regardless of the number of parcels) has a fair market value in an amount equal to or greater than $250,000, individually, or greater than $500,000 in the aggregate for all such Real Property (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Agent or any Lender, or duties or obligations of any Borrower or Guarantor, promptly upon Agent's request, such Borrower or Guarantor shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws reasonably satisfactory to Agent and in form appropriate for recording in the Real Property records of the jurisdiction in which such Real Property or other property is located granting to Agent a first priority lien and mortgage on and security interest in such Real Property, fixtures or other property (subject only to then existing liens and liens that are permitted to exist or be incurred hereunder or under the Mortgages or as otherwise consented to in writing by Agent) and such other agreements, documents and instruments as Agent may reasonably require in connection therewith. Notwithstanding the foregoing, Agent shall not require Borrowers and Guarantors to comply with this Section 9.20 with respect to any particular fee interest Real Property acquired after the date hereof if the cost associated with obtaining a Mortgage on or Agent's perfection of its Mortgage on such Real Property is excessive in relation to the value of such Real Property, as determined by Agent in good faith.

         9.21 Costs and Expenses. Subject to Section 11.5 hereof, Borrowers and Guarantors shall pay to Agent on demand all documented out-of-pocket costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);
(b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) reasonable out-of-pocket costs and expenses of



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preserving and protecting the Collateral; (e) reasonable out-of-pocket costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby (limited to one (1) outside counsel to Agent and Lenders prior to the occurrence of a Default or Event of Default that is continuing) and thereby (including preparations for and consultations concerning any such matters), subject, however to Section 10.2(i); (f) all reasonable out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such Borrower's or Guarantor's operations, plus a per diem charge at Agent's then standard rate for Agent's examiners in the field and office (which rate as of the date hereof is $1,000 per person per day); and (g) the reasonable fees and disbursements of outside counsel (including legal assistants) to Agent in connection with any of the foregoing (limited to one (1) outside counsel to Agent and Lenders so long as no Default or Event of Default has occurred and is continuing).

         9.22 Further Assurances. At the reasonable request of Agent at any time and from time to time, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be reasonably necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. As a condition to any request by Borrowers for Loans or Letter of Credit Accommodations, Agent may request a certificate from an officer of any Borrower or Guarantor representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent's option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined in good faith that such conditions are satisfied.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (a) (i) any Borrower fails to pay any of the Obligations within three (3) days of the date when due or (ii) any Borrower or Guarantor fails to perform any of the covenants contained in Sections 7.1(a) (excluding
Section 7.1(a)(ii)(E)), 8.2(c), 9.2, 9.3(b), 9.4, 9.6, 9.7(a)(i)(A), 9.14 and
9.22 of this Agreement and such failure shall continue for ten (10) days; or
(iii) any Borrower or Guarantor fails to perform any of the covenants contained in Sections 7.2, 7.3, 7.4, 9.3(a), 9.3(c), 9.13, 9.19 and 9.20 of this Agreement and such failure shall continue for twenty (20) days; or (iv) any Borrower or Obligor fails to perform any of the terms, covenants, conditions or provisions
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agreement or guaranty now or hereafter executed and delivered by any Borrower or
Guarantor in favor of Agent and/or Lenders, other than those described in Sections 10.1(a)(i), 10.1(a)(ii) and 10.1(a)(iii);

                  (b) any representation, warranty or statement of fact made by any Borrower or Guarantor to Agent in this Agreement or in the other Financing Agreements shall when made or deemed made be false or misleading in any material respect;

                  (c) any Guarantor revokes or terminates or purports to revoke or terminate or fails to perform (after expiration of any applicable grace period) any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other Financing Agreement of such party in favor of Agent or any Lender;

                  (d) any judgment for the payment of money is rendered against any Borrower or Guarantor in excess of $2,500,000 in any one case (a "Single Judgment") or in excess of $5,000,000 in the aggregate (Aggregate Judgment") (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated or unstayed for a period in excess of sixty (60) days or execution shall at any time not be effectively stayed; except that, no Event of Default shall have occurred pursuant to this Section 10.1(d) if (i) a Single Judgment is rendered against any Borrower or Obligor in excess of $2,500,000, but less than $5,000,000, and after giving effect to a Reserve established by Agent with respect to such Single Judgment, in an amount equal to 100% thereof, Borrowers have Excess Availability in excess of $20,000,000 or (ii) Aggregate Judgments are rendered against any Borrower or Guarantor in excess of $5,000,000, but less than $7,500,000, and after giving effect to a Reserve established by Agent with respect to such Aggregate Judgments, in an amount equal to 100% thereof, Borrowers have Excess Availability in excess of $20,000,000;

                  (e) any Borrower or any Guarantor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business, except as otherwise expressly permitted by this Agreement;

                  (f) any Borrower or Guarantor makes a general assignment for the benefit of creditors, makes or sends notice of a bulk transfer as part of a general assignment for the benefit of creditors or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect, other than the Chapter 11 Case, or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any material part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or any Borrower or Obligor shall file any answer admitting or not contesting such petition or application or indicates in writing its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;



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                  (h) a case or proceeding under the bankruptcy laws of the
United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Guarantor or for all or any part of its property;

                  (i) any material default in respect of the Term Loan Documents, the New Notes or the New Notes Indenture or any other Indebtedness of any Borrower or Guarantor (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of $5,000,000, which default continues for more than the applicable cure period, if any, with respect thereto and permits the Term Lenders, holders of the New Notes and/or New Notes Trustee or holders of any such other Indebtedness to accelerate the maturity thereof and/or is not waived in writing by the other parties thereto;

                  (j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

                  (k) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $5,000,000; or

                  (l) any Change of Control;

                  (m) the indictment by any Governmental Authority of any Borrower or Guarantor of which any Borrower, Guarantor or Agent receives notice, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement of criminal or civil proceedings against such Borrower or Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $2,500,000 or (ii) any other property of any Borrower or Guarantor which is necessary or material to the conduct of its business;

                  (n) there shall be a Material Adverse Effect with respect to the Borrowers and Guarantors taken as a whole; or

                  (o) any default by Borrowers or Guarantors under the Plan or the Confirmation Order that continues for more than the applicable cure period, if any, with respect thereto that has resulted in a Material Adverse Effect.



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         10.2 Remedies.

                  (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Obligor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

                  (b) Without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, at its option and shall upon the direction of the Required Lenders, (i) upon notice to Administrative Borrower Representative, accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and the benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), and (ii) terminate the Commitments and this Agreement (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), the Commitments and any other obligation of the Agent or a Lender hereunder shall automatically terminate).

                  (c) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion
(i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require any Borrower or Obligor, at Borrowers' expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral,
(iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Obligor, which right or equity of redemption is hereby expressly waived and released by Borrowers and Obligors and/or (vi) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is



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required by law, ten (10) days' prior notice (or such longer time period as may be required by applicable law) by Agent to Administrative Borrower Representative designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Obligors waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Obligor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrowers will either, as Agent shall specify, furnish cash collateral to the issuer to be used to secure and fund Agent's reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent for the Letter of Credit Accommodations. Such cash collateral shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations.

                  (d) At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, enforce the rights of any Borrower or Obligor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Agent may, in its discretion, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers and Obligors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent's request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent's instructions, and not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.



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                  (e) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of,
(iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties,
(xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this
Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

                  (f) For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Borrower and Obligor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default has occurred and is continuing) without payment of royalty or other compensation to any Borrower or Obligor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower or Obligor, wherever the same maybe located, including in such license reasonable access to all media in which any of the



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licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

                  (g) At any time an Event of Default exists or has occurred and is continuing, Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in accordance with the terms hereof, whether or not then due or may hold such proceeds as cash collateral for the Obligations. Borrowers and Guarantors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and expenses.

                  (h) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, (i) Agent and Lenders may, at Agent's option, and upon the occurrence of an Event of Default at the direction of the Required Lenders, Agent and Lenders shall, without notice, (A) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (B) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent and Lenders to Borrowers and (ii) Agent may, at its option, establish such Reserves as Agent determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

                  (i) Notwithstanding anything to the contrary contained herein, Borrowers and Guarantors shall not be obligated to pay or reimburse Agent and Lenders for any costs and expenses (including attorneys' fees and expenses) paid or incurred in connection with any claims asserted by Agent or any Lender against Agent or any other Lender, as applicable, arising in connection with, this Agreement or any other Financing Agreement.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

                  (b) Borrowers, Guarantors, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties



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hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

                  (c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent's option, by service upon any Borrower or Guarantor (or Administrative Borrower Representative on behalf of such Borrower or Guarantor) in any other manner provided under the rules of any such courts.

                  (d) BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Agent and Lenders shall not have any liability to any Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of Agent or such Lender. Each Borrower and Guarantor: (i) certifies that neither Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among



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other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

         11.2 Waiver of Notices. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor which Agent or any Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances, except such as are expressly provided for herein or such notices which Borrowers may not waive in accordance with applicable law.

         11.3 Amendments and Waivers.

                  (a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent's option, by Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by any Borrower; except, that, no such amendment, waiver, discharge or termination shall:

                           (i) reduce the interest rate or any fees or extend
the scheduled time of payment of principal, interest or any fees or reduce the principal amount of any Loan or Letter of Credit Accommodations (it being understood that the waiver of any mandatory prepayment pursuant to Section 6.4 shall not constitute an extension of the scheduled time of payment of principal, interest or any fees), in each case without the consent of each Lender directly affected thereby,

                           (ii) increase the Commitment of any Lender over the
amount thereof then in effect or provided hereunder (it being understood that the waiver of any Default, Event of Default, condition precedent to the making of any Revolving Loan or the issuance of any Letter of Credit Accommodation, mandatory prepayment or mandatory reduction of Commitments shall not constitute an increase of the Commitment of any Lender), in each case without the consent of the Lender directly affected thereby,

                           (iii) release any Collateral (except as expressly
required or permitted hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the consent of Agent and all of Lenders,

                           (iv) reduce any percentage specified in the
definition of Required Lenders, without the consent of Agent and all of Lenders,

                           (v) consent to the assignment or transfer by any
Borrower or Guarantor of any of their rights and obligations under this Agreement, without the consent of Agent and all of Lenders, except as otherwise expressly permitted hereunder,



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                           (vi) amend, modify or waive any terms of this Section
11.3 hereof, to the extent the substance of this Section is affected, without the consent of Agent and all of Lenders, or

                           (vii) increase the advance rates constituting part of
the Borrowing Base or increase the sublimits with respect to Revolving Loans based on Eligible Inventory or for Letter of Credit Accommodations, without the consent of Agent and all of Lenders.

                  (b) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

                  (c) Notwithstanding anything to the contrary contained in
Section 11.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a "Non-Consenting Lender"), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Congress shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Congress of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Congress or such Eligible Transferee as Congress may specify, the Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto. Congress shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify on date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Congress, or such Eligible Transferee specified by Congress, shall pay to the Non-Consenting Lender (except as Congress and such Non-Consenting Lender may otherwise agree) the amount equal to: (i) the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee), minus
(iii) the amount of the closing fee received by the Non-Consenting Lender pursuant to the terms hereof or of any of the other Financing Agreements multiplied by the fraction, the numerator of which is the number of months remaining in the then current term of the Credit Facility and the denominator of which is the number of months in the then current term thereof. Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.

                  (d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing



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Agreements, in addition to the consent of the Lenders otherwise required by this
Section and the exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts or Eligible Inventory shall not be deemed an amendment to the advance rates provided for in this Section 11.3.

         11.4 Waiver of Counterclaims. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Each Borrower and Guarantor shall, jointly and severally, indemnify and hold Agent and each Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees and expenses (to be limited to one (1) outside counsel to Agent and Lenders so long as no Default or Event of Default has occurred and is continuing) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened in writing related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel (to be limited to one (1) outside counsel to Agent and Lenders so long as no Default or Event of Default has occurred and is continuing) except that Borrowers and Guarantors shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to (a) a matter covered hereby resulting from the gross negligence or wilful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers or Guarantors as to any other Indemnitee) or (b) Taxes, the indemnification for which shall be governed by Section 6.11 hereof. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. THE AGENT

         12.1 Appointment, Powers and Immunities. Each Lender irrevocably designates, appoints and authorizes Congress to act as Agent hereunder and under the other Financing



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Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

         12.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

         12.3 Events of Default.

                  (a) Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender, or a Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders to the extent provided for herein; provided, that, unless and until Agent shall have



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received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, unless and until otherwise directed by the Required Lenders, Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lenders.

                  (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against any Borrower or Obligor or any of the Collateral or other property of any Borrower or Obligor.

         12.4 Congress in its Individual Capacity. With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as Congress shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Congress in its individual capacity as Lender hereunder. Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of their Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         12.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and



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information as it has deemed appropriate, made its own credit analysis of
Borrowers and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Obligor which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent or deemed requested by Lenders hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Obligor that may come into the possession of Agent.

         12.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         12.8 Additional Loans. Agent shall not make any Revolving Loans or provide any Letter of Credit Accommodations to any Borrower on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Revolving Loans and Letter of Credit Accommodations to such Borrower to exceed the Borrowing Base of such Borrower, without the prior consent of all Lenders, except, that, Agent may make such additional Revolving Loans or provide such additional Letter of Credit Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations will cause the total outstanding Revolving Loans and Letter of Credit Accommodations to Borrowers to exceed the Borrowing Base, as Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Revolving Loans or additional Letter of Credit Accommodations to any Borrower which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Revolving Loans equal or exceed the Borrowing Bases of Borrowers, plus the amount of Special Agent Advances made pursuant to Section 12.11(a)(ii) hereof then outstanding, shall not exceed the aggregate amount equal to ten (10%) of the Maximum Credit and shall not cause the total principal amount of the Loans and Letter of Credit Accommodations to exceed the Maximum Credit and (b) no



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such additional Revolving Loan or Letter of Credit Accommodation shall be outstanding more than ninety (90) days after the date such additional Revolving Loan or Letter of Credit Accommodation is made or issued (as the case may be), except as the Required Lenders may otherwise agree. Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Revolving Loans or Letter of Credit Accommodations.

         12.9 Concerning the Collateral and the Related Financing Agreements. Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         12.10 Field Audit, Examination Reports and other Information; Disclaimer by Lenders. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and report with respect to the Borrowing Base prepared or received by Agent (each field audit or examination report and report with respect to the Borrowing Base being referred to herein as a "Report" and collectively, "Reports"), appraisals with respect to the Collateral and financial statements with respect Parent and its Subsidiaries received by Agent;

                  (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (ii) shall not be liable for any information contained in any Report, appraisal or financial statement;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Guarantors and will rely significantly upon Borrowers' and Guarantors' books and records, as well as on representations of Borrowers' and Guarantors' personnel; and

                  (d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

         12.11 Collateral Matters.

                  (a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or
(ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and



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Guarantors of the Loans and other Obligations, provided, that, the aggregate principal amount of the Special Agent Advances pursuant to this clause (ii), plus the then outstanding principal amount of the additional Loans and Letter of Credit Accommodations which Agent may make or provide as set forth in Section
12.8 hereof, shall not exceed the aggregate amount of ten (10%) percent of the Maximum Credit or (iii) to pay any other amount chargeable to any Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of (A) costs, fees and expenses payable in accordance with this Agreement and (B) payments to any issuer of Letter of Credit Accommodations. Special Agent Advances shall be repayable on demand and together with all interest thereon shall constitute Obligations secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Interest on Special Agent Advances shall be payable at the Interest Rate then applicable to Prime Rate Loans and shall be payable on demand. Without limitation of its obligations pursuant to
Section 6.10, each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

                  (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Administrative Borrower Representative or any Borrower or Guarantor certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $1,500,000, and to the extent Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, or (v) if required or permitted under the terms of any of the other Financing Agreements, including any intercreditor agreement, or (vi) approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section.



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                  (c) Without any manner limiting Agent's authority to act
without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or Guarantor in respect of) the Collateral retained by such Borrower or Guarantor.

                  (d) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

         12.12 Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

         12.13 Successor Agent. Agent may resign as Agent upon thirty (30) days' notice to Lenders and Administrative Borrower Representative. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Administrative Borrower Representative, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as



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successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term "Agent" as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent's notice of resignation, the retiring Agent's resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS

         13.1 Term.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date five (5) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Agent may, at its option (or shall at the direction of any Lender in writing received by Agent at least ninety (90) days prior to the Renewal Date or the anniversary of any Renewal Date, as the case may be), terminate this Agreement and the other Financing Agreements, or Administrative Borrower Representative or any Borrower may terminate this Agreement and the other Financing Agreements, each case, effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. In addition, Borrowers may terminate this Agreement at any time upon not less than five (5) Business Days prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, by written notice to Administrative Borrower Representative terminate this Agreement at any time on or after an Event of Default. Upon the Renewal Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent's option, a letter of credit issued for the account of Borrowers and at Borrowers' expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including reasonable attorneys' fees and expenses (limited to one (1) outside counsel to Agent and Lenders so long as no Default or Event of Default has occurred and is continuing), in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment and any continuing obligations of Agent or any Lender pursuant to any Deposit Account Control Agreement. The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower Representative for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 1:00 p.m., Chicago time.

                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent's continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

                  (c) If for any reason this Agreement is terminated prior to the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's and each Lender's lost profits as a result thereof, Borrowers agree to pay to Agent, for the benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount equal to

                      Amount                                                Period
                      ------                                                ------
        (i) 1% of Maximum Credit                            From the date hereof to and including the first
                                                            anniversary of the date hereof

        (ii) .50% of Maximum Credit                         From and after the first anniversary of the date
                                                            hereof to and including the second anniversary of the
                                                            date hereof

        (iii) .25% of Maximum Credit                        From and after the second anniversary of the date
                                                            hereof to and including any time prior to the end of
                                                            the then current term.

Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrowers and Guarantors agree that it is reasonable under the circumstances currently existing. In addition, Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent and Lenders do not exercise the right to terminate this Agreement, but elect, at their option, to provide financing to any Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 13.1(c) shall be deemed included in the Obligations.

                  (d) Notwithstanding anything to contrary contained in Section 13.1(c) above, in the event of the termination of the Financing Agreements by Borrowers prior to the end of the then current term or renewal term of the Financing Agreements and the full and final repayment of all of the Obligations of Borrowers and Guarantors to Agent and Lenders and receipt by Agent of cash collateral for contingent Obligations in accordance with this Agreement from the proceeds of initial loans and advances to Borrowers pursuant to a credit facility provided by Wachovia Bank, National Association or its affiliates (or for which Wachovia Bank, National Association or any of its affiliates is acting as agent) to Borrowers to replace the financing arrangements provided for herein, then, solely in such event, Borrowers shall not be required to pay the early termination fee provided for in Section 13.1(c) above.

         13.2 Interpretative Provisions.

                  (a) All terms used herein which are defined in Article 1,
Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

                  (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

                  (c) All references to any Borrower, Guarantor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

                  (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (e) The word "including" when used in this Agreement shall mean "including, without limitation" and the word "will" when used in this Agreement shall be construed to have the same meaning and effect as the word "shall".

                  (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined in good faith by Agent.

                  (g) All references to the term "good faith" used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned and the observance of reasonable commercial standards of fair dealing based on how an asset based revolving lender with similar rights providing a credit agreement of the type set forth herein would act in similar circumstances at the time with the information then available to it.

                  (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Agent prior to the date hereof. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term "unqualified opinion" as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified and also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable person to continue as a going concern or the scope of the audit.

                  (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                  (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

                  (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent's or any Lender's involvement in their preparation.

                  (n) When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

         13.3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):


If to Administrative Borrower                     International Wire Group, Inc.
Representative or any Borrower                    101 South Hanley Road
or Guarantor:                                     Suite 1050
                                                  St. Louis, Missouri 63105
                                                  Attention: Chief Financial Officer
                                                  Telephone No.: 314-746-2280
                                                  Telecopy No.: 314-746-2299

with a courtesy (and not                          Weil Gotshal & Manges LLP
obligatory) copy to:                              767 Fifth Avenue
                                                  New York, New York 10153
                                                  Attention: Elaine Stangland
                                                  Telephone No.: 212-310-8000
                                                  Telecopy No.:   212-310-8007

If to Agent:                                      Congress Financial Corporation
                                                  (Central)
                                                  150 South Wacker Drive, Suite 2200
                                                  Chicago, Illinois 60606-4202
                                                  Attention: Regional Portfolio Manager
                                                  Telephone No.: 312-332-0420
                                                  Telecopy No.:   312-332-0424

         13.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         13.5 Confidentiality.

                  (a) Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by such Borrower to Agent or such Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Agent or such Lender is a party, (iv) to any Lender or Participant (or prospective Lender or Participant) or to any Affiliate of any Lender so long as such Lender or Participant (or prospective Lender or Participant) or Affiliate shall have been instructed in writing to treat such information as confidential in accordance with this Section 13.5, or (v) to counsel for Agent or any Lender or Participant (or prospective Lender or Participant).

                  (b) In the event that Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender, Agent or such Lender will promptly notify Administrative Borrower Representative of such request so that Administrative Borrower Representative may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent's or such Lender's expenses, cooperate with Administrative Borrower Representative in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Administrative Borrower Representative so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

                  (c) In no event shall this Section 13.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof or, to the knowledge of Agent or any Lender, in violation of any other confidentiality obligation of such third party, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a person other than a Borrower or Guarantor, other than from a Person known to Agent and/or Lenders to be subject to a confidentiality obligation, (iii) to require Agent or any Lender to return any materials furnished by a Borrower or Guarantor to Agent or a Lender or prevent Agent or a Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section 13.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof or any other written arrangements concerning the confidentiality of information provided by any Borrower or Guarantor to Agent or any Lender.

         13.6 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrowers, Guarantors and their respective successors and assigns, except that Borrowers may not assign their rights under this Agreement, the other

Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders, except as otherwise provided herein. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Guarantors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

         13.7 Assignments; Participations.

                  (a) Each Lender may, with the prior written consent of Agent, assign all or, if less than all, a portion equal to at least $10,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) such transfer or assignment will not be effective until recorded by Agent on the Register and (ii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000.

                  (b) Agent (acting for this purpose as agent for the Borrowers but without any liability to Borrowers or Guarantors) shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans and the other Obligations (the "Register"); provided, that in the case of an assignment or delegation covered by Section 13.7(a) hereof, which is not reflected in the Register, each such assigning Lender (acting for this purpose as an agent of Borrowers but without any liability to Borrowers or Guarantors) shall maintain a comparable register (the "Lender Register") and each such assigning Lender shall collect from each such assignee certificates and statements described in Section 6.11 (and updated as required by Section 6.11) hereof as if such assignee were a Lender under Section 6.11 hereof. Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrowers, Obligors, Agent and Lenders may treat each Person whose name is recorded in the Register and the Lender Register as a Lender hereunder for all purposes of this Agreement. The Register and the Lender Register shall be available for inspection by Administrative Borrower Representative and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

                  (d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, Obligor or any of their Subsidiaries or the performance or observance by any Borrower or Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Borrower or Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.

                  (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantors, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Obligor hereunder shall be determined as if such Lender had not sold such participation. Borrowers and Guarantors agree that each Participant shall be entitled to the benefits of Sections 6.4 and 6.11 to the same extent as if it were a Lender and had acquired an interest by assignment pursuant to paragraph
(a) of this Section 13.7. A Participant shall not be entitled to receive any greater payment under Sections 6.4 and 6.11 than the applicable Lender (or Transferee) would have been entitled to receive with respect to the participation sold to such Participant. In order to be eligible for the benefits under Sections 6.4 and 6.11, such Participant must comply with Section 6.11(d) or (g), whichever is applicable, as though it were a Lender.

                  (f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

                  (g) Borrowers and Guarantors shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrowers and Guarantors and their affairs provided, prepared or reviewed by any Borrower or Guarantor that are contained in any selling materials and all other information provided by it and included in such materials.

         13.8 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         13.9 USA Patriot Act. Each Lender hereby notifies Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrowers and other information that will allow such Lender to identify Borrower in accordance with the requirements of such Act and any other applicable law.

         13.10 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.


                                      BORROWERS

                                      INTERNATIONAL WIRE ROME
                                        OPERATIONS, INC.
                                      OMEGA WIRE, INC.
                                      OWI CORPORATION
                                      IWG RESOURCES, LLC
                                      CAMDEN WIRE CO., INC.
                                      WIRE TECHNOLOGIES, INC.

                                      By: /s/ JOSEPH M. FIAMINGO
                                         ---------------------------------------
                                         Name: Joseph M. Fiamingo
                                         Title: Chief Executive Officer of each

                                      GUARANTOR
                                      INTERNATIONAL WIRE GROUP, INC.

                                      By: /s/ JOSEPH M. FIAMINGO
                                         ---------------------------------------
                                         Name: Joseph M. Fiamingo
                                         Title: Chief Executive Officer

                                      AGENT:

                                      CONGRESS FINANCIAL CORPORATION
                                      (CENTRAL), as Agent

                                      By: /s/ [ILLEGIBLE]
                                         ---------------------------------------

                                      Title: S.V.P.
                                            ------------------------------------

                                      LENDER

                                      CONGRESS FINANCIAL CORPORATION
                                      (CENTRAL)

                                      By: /s/ [ILLEGIBLE]
                                         ---------------------------------------

                                      Title: S.V.P.
                                            ------------------------------------
                                      Commitment: $110,000,000

                                    EXHIBIT A
                                       to
                           LOAN AND SECURITY AGREEMENT

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of _____________, 200_ is made between ________________________ (the "Assignor") and ____________________ (the
"Assignee").

                                   WITNESSETH:

         WHEREAS, Congress Financial Corporation (Central), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Agent"), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a "Lender" and collectively, "Lenders") have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Omega Wire, Inc., International Wire Rome Operations, Inc., OWI Corporation, Camden Wire Co., Inc., IWG Resources, LLC and Wire Technologies, Inc. (collectively, "Borrowers") as set forth in the Loan and Security Agreement, dated October 20, 2004, by and among Borrowers, certain of their affiliates, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"; capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

         WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the "Committed Loans") to Borrowers in an aggregate amount not to exceed $___________ (the "Commitment");

         WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $______________ (the "Assigned Commitment Amount") on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1. Assignment and Acceptance.

                  (a) Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Commitment and each of the Committed Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be _______ (__%) percent.

                  (b) With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.2(f), 6.4, 6.8, 11.5 and 12.5 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

                  (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee's Commitment will be $_____________.

                  (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor's Commitment will be $______________ (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).

         2. Payments.

                  (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $____________, representing Assignee's Pro Rata Share of the principal amount of all Committed Loans.

                  (b) Assignee shall pay to Agent the processing fee in the amount specified in Section 13.7(a) of the Loan Agreement.

         3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and outstanding Letter of Credit Accommodations shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment

Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4. Independent Credit Decision. Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of International Wire Group, Inc. and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

         5. Effective Date; Notices.

                  (a) As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be _______________, 200_ (the "Effective Date"); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

                           (i) this Assignment and Acceptance shall be executed
and delivered by Assignor and Assignee;

                           (ii) the consent of Agent [and Borrowers] [IF
REQUIRED BY DEFINITION OF ELIGIBLE TRANSFEREE] as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                           (iii) written notice of such assignment, together
with payment instructions, addresses and related information with respect to Assignee, shall have been given to Administrative Borrower Representative and Agent;

                           (iv) Assignee shall pay to Assignor all amounts due
to Assignor under this Assignment and Acceptance; and

                           (v) the processing fee referred to in Section 2(b)
hereof shall have been paid to Agent.

                  (b) Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Administrative Borrower Representative and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

         6. Agent. [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]

                  (a) Assignee hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.

                  (b) Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]

         7. Withholding Tax. Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no amount of tax will be required to be withheld by Assignor, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements which is greater than the amount of tax which would be required to be withheld by such persons if payment were made to Assignor, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Administrative Borrower prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate properly completed and duly executed originals of either U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY, as applicable (wherein Assignee claims entitlement to a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide such new forms upon the expiration, obsolescence or invalidity of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee in accordance with the requirements of the Loan Agreement, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8. Representations and Warranties.

                  (a) Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, Guarantors or any of their respective Affiliates, or the performance or observance by Borrowers, Guarantors or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

                  (c) Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights to general equitable principles.

         9. Term Loan Intercreditor Agreement; New Notes Intercreditor Agreement. Assignee acknowledges and agrees that it has received a copy of each of the Term Loan Intercreditor Agreement and the New Notes Intercreditor Agreement (collectively, the "Intercreditor Agreement") and that it shall be bound by the terms hereof as a Working Capital Lender as such term is defined in each Intercreditor Agreement (including without limitation, the obligations of Working Capital Lenders under Section 3 of the Term Loan Intercreditor Agreement with respect to the purchase option in favor of Term Loan Agent on behalf of Term Loan Lenders) and Assignee shall be deemed to make all representations and warranties made by a Working Capital Lender in each Intercreditor Agreement. Without limiting any other rights or authorization of Agent, Assignee hereby specifically authorizes Agent to take such actions as are provided for to be taken by it under the terms of each Intercreditor Agreement on behalf of Assignee as a Working Capital Lender.

         10. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         11. Miscellaneous

                  (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                  (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Assignment and Acceptance by facsimile shall be equally effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York County, New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (f) ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                     [ASSIGNOR]

                                     By:
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------


                                     [ASSIGNEE]

                                     By:
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------


                                     [BORROWERS] [IF REQUIRED BY DEFINITION OF
                                     ELIGIBLE TRANSFEREE]

                                     By:
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------

                                   SCHEDULE 1
                       NOTICE OF ASSIGNMENT AND ACCEPTANCE
                                                                       ___, 2004
Attn.:
      ------------------------------


               Re: International Wire Group, Inc. and Subsidiaries

Ladies and Gentlemen:

         Congress Financial Corporation (Central), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Agent"), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a "Lender" and collectively, "Lenders") have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Omega Wire, Inc., International Wire Rome Operations, Inc., OWI Corporation, Camden Wire Co., Inc., IWG Resources, LLC and Wire Technologies, Inc. (collectively, "Borrowers") as set forth in the Loan and Security Agreement, dated October 20, 2004, by and among Borrowers, certain of their affiliates, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

         1. We hereby give you notice of, and request your consent to, the assignment by __________________________ (the "Assignor") to
___________________________ (the "Assignee") such that after giving effect to the assignment Assignee shall have an interest equal to ________ (__%) percent of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand that the Assignor's Commitment shall be reduced by $_____________, as the same may be further reduced by other assignments on or after the date hereof.

         2. Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

         3. The following administrative details apply to Assignee:

                  (A) Notice address:

                      Assignee name:__________________________________________

                      Address:________________________________________________

                      Attention:______________________________________________

                      Telephone:______________________________________________

                      Telecopier:_____________________________________________

             (B) Payment instructions:

             Account No.:__________________________________________________

             At:___________________________________________________________

             Reference:____________________________________________________

             Attention:____________________________________________________

         4.You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                          Very truly yours,

                                          [NAME OF ASSIGNOR]


                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------


                                          [NAME OF ASSIGNEE]

                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

CONGRESS FINANCIAL CORPORATION
(CENTRAL), as Agent

By:
   -----------------------------------------

Title:
      --------------------------------------

                                    EXHIBIT C
                                       TO
                           LOAN AND SECURITY AGREEMENT

                             Compliance Certificate

To: Congress Financial Corporation
(Central), as Agent
150 South Wacker Drive, Suite 2200
Chicago, Illinois 60606-4202

Ladies and Gentlemen:

         The undersigned hereby certifies to you in [his/her] capacity as an officer of International Wire Group, Inc., and not individually, pursuant to
Section 9.6 of the Loan Agreement (as defined below) as follows:

         1. I am the duly elected Chief Financial Officer of International Wire Group, Inc., a Delaware corporation ("Parent"). Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan and Security Agreement, dated October 20, 2004, by and among Congress Financial Corporation (Central) as agent for the financial institutions party thereto as lenders (in such capacity, "Agent") and the financial institutions party thereto as lenders (collectively, "Lenders"), Borrowers, Parent and certain of their affiliates (as such Loan and Security Agreement is amended, modified or supplemented, from time to time, the "Loan Agreement").

         2. I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Borrowers and Guarantors, during the immediately preceding fiscal month.

         3. The review described in Section 2 above did not disclose the existence during or at the end of such fiscal month, and I have no actual knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower or Guarantor has taken, is taking, or proposes to take with respect to such condition or event.

         4. I further certify that, based on the review described in Section 2 above, no Borrower or Guarantor has at any time during or at the end of such fiscal month, except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

         (a) Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements.

         (b) Changed the location of its chief executive office, changed its jurisdiction of incorporation, changed its type of organization or changed the location of or disposed of any of its properties or assets (other than pursuant to the sale of Inventory in the ordinary course of its business or as otherwise permitted by Section 9.7 of the Loan Agreement), or established any new asset locations.

         (c) Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements.

         (d) Received any notice or obtained knowledge of any of the following not previously disclosed to Agent which could be expected to result in any Borrower or Guarantor incurring material liability (as described in Section 9.3(b)) arising from: (i) the occurrence of any event involving the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law, or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by any Borrower or Guarantor, or (B) the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law, or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials in violation of applicable Environmental Laws, or (D) any other environmental, health or safety matter, which has a material adverse effect on any Borrower or Guarantor or its business, operations or assets or any properties at which such Borrower or Guarantor transported, stored or disposed of any Hazardous Materials.

         (e) Become aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of Indebtedness for money borrowed by any Borrower or Guarantor.

         5. Attached hereto as Schedule III are the calculations used in determining, as of the end of such fiscal month whether (a) a Covenant Compliance Trigger has occurred and (b) if a Covenant Compliance Trigger has occurred, Borrowers and Guarantors are in compliance with the covenants set forth in Section 9.17 of the Loan Agreement for such fiscal month.

         The foregoing certifications are made and delivered this day of ___________, 200_.

                                             Very truly yours,

                                             INTERNATIONAL WIRE GROUP, INC.

                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------

                                  SCHEDULE 9.17
                                       TO
                           LOAN AND SECURITY AGREEMENT